                                                Filed Pursuant to Rule 424(b)(2)
                                                Registration No. 333-64844

                            PROSPECTUS SUPPLEMENT
                            (TO PROSPECTUS DATED FEBRUARY 27, 2003)

        ENHANCED APPRECIATION SECURITIES

        UBS AG $9,000,000 NOTES LINKED TO THE S&P 500(R) INDEX DUE NOVEMBER 30, 2004
        UBS AG $2,000,000 NOTES LINKED TO THE NASDAQ-100 INDEX(R) DUE NOVEMBER 30, 2004
        UBS AG $5,000,000 NOTES LINKED TO THE NIKKEI 225 INDEX(TM) DUE NOVEMBER 30, 2004

        WE ARE OFFERING THREE SEPARATE SERIES OF ENHANCED APPRECIATION SECURITIES, EACH OF WHICH IS AN INDIVIDUAL SECURITY. YOU MAY INVEST IN ONE OR MORE SERIES OF THE NOTES OFFERED BY THIS PROSPECTUS SUPPLEMENT. EXCEPT AS OTHERWISE INDICATED, THE TERMS DESCRIBED BELOW APPLY GENERALLY TO EACH SERIES OF NOTES.

           Issuer:                   UBS AG
           Maturity Date:            November 30, 2004
           Coupon:                   We will not pay you interest during the term of the Notes.
           Payment at Maturity:      You will receive a cash payment at maturity based on the
                                     Index Return for the Index underlying your Notes. If the
                                     Index Return is positive, it will be tripled, subject to the maximum gain for each series of Notes.
                                     For each series of Notes, the Index starting level and the maximum gain will be as follows:

----------------------------------------------------------------------------------
                                        INDEX STARTING
SERIES OF NOTES     UNDERLYING INDEX        LEVEL        MAXIMUM GAIN ON THE NOTES
----------------------------------------------------------------------------------
 S&P Notes          S&P 500(R) Index       1,003.27               15.75%
 Nasdaq-100 Notes   Nasdaq-100
                    Index(R)               1,314.65               20.50%
 Nikkei Notes       Nikkei 225
                    Index(TM)             10,362.69               18.75%
----------------------------------------------------------------------------------

                                     Each series of Notes is linked to a particular underlying
                                     index (each, an "Index"), as indicated above, and is fully exposed to any decline in the level of that Index. A
                                     negative Index Return will reduce the cash payment at
                                     maturity for the series of Notes linked to that Index. THE
                                     PERFORMANCE OF EACH SERIES OF NOTES WILL NOT DEPEND ON THE
                                     PERFORMANCE OF ANY OTHER INDEX OR SERIES OF NOTES. YOU WILL
                                     LOSE SOME OR ALL OF YOUR INVESTMENT IF THE INDEX LEVEL FOR
                                     YOUR SERIES OF NOTES DECLINES. The maximum gain on each
                                     series of Notes varies from one series of the Notes to
                                     another.
                                     For a description of how your payment at maturity will be
                                     calculated, see "What are the steps to calculate payment at maturity?" on page S-4 and "Specific Terms of the Notes--
                                     Payment at Maturity" on page S-28.

           Index Return:             For each series of Notes, the Index Return will be
                                     calculated as follows:
                                     Index ending level - Index starting level
                                     --------------------------------------
                                             Index starting level
           Index starting level:     The closing level of the Index underlying your Notes on
                                     August 21, 2003 (the "trade date"), as specified in the
                                     table above.
           Index ending level:       The closing level of the Index underlying your Notes (as of the final valuation date).
           No Listing:               No series of the Notes will be listed or displayed on any
                                     securities exchange, the Nasdaq National Market System or
                                     any electronic communications network.
           Booking Branch:           UBS AG, Jersey Branch

        SEE "RISK FACTORS" BEGINNING ON PAGE S-11 FOR RISKS RELATED TO AN INVESTMENT IN THE NOTES.
        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

        The Notes are not deposit liabilities of UBS AG and are not FDIC insured.

----------------------------------------------------------------------------------------------------------
                         PRICE TO PUBLIC            UNDERWRITING DISCOUNT          PROCEEDS TO UBS AG
                   ---------------------------------------------------------------------------------------
 SERIES OF NOTES      TOTAL       PER SECURITY      TOTAL       PER SECURITY      TOTAL       PER SECURITY
----------------------------------------------------------------------------------------------------------
 S&P Notes         $9,000,000         100%       $135,000           1.5%       $8,865,000        98.5%
 Nasdaq-100 Notes  $2,000,000         100%       $ 30,000           1.5%       $1,970,000        98.5%
 Nikkei Notes      $5,000,000         100%       $ 75,000           1.5%       $4,925,000        98.5%
----------------------------------------------------------------------------------------------------------

        UBS INVESTMENT BANK         UBS FINANCIAL SERVICES INC.
        Prospectus Supplement dated August 21, 2003               [UBS LOGO]

PROSPECTUS SUPPLEMENT SUMMARY

The following is a summary of terms of the Notes, as well as a discussion of factors you should consider before purchasing the Notes. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this prospectus supplement and in the accompanying prospectus. Please note that references to "UBS," "we," "our" and "us" refer only to UBS AG and not to its consolidated subsidiaries.

WHAT ARE THE ENHANCED APPRECIATION SECURITIES?

The Enhanced Appreciation Securities are medium-term notes issued by UBS whose return is linked to the performance of an index. We are offering three separate series of Enhanced Appreciation Securities that are identical in all respects, except that each series is linked to the performance of a different underlying Index and is subject to a specified maximum gain at the maturity of the Notes. The relevant terms for each series of Notes are set forth below:

------------------------------------------------------------------------------------------
                                                                             MAXIMUM
                                                              MAXIMUM GAIN   PAYMENT AT
SERIES OF NOTES    UNDERLYING INDEX                           ON THE NOTES   MATURITY
------------------------------------------------------------------------------------------
 S&P Notes         S&P 500(R) Index                             15.75%         $1,157.50
 Nasdaq-100 Notes  Nasdaq-100 Index(R)                          20.50%         $1,205.00
 Nikkei Notes      Nikkei 225 Index(TM)                         18.75%         $1,187.50
------------------------------------------------------------------------------------------

Each series of Notes is linked to a particular underlying Index, as indicated above, and is fully exposed to any decline in the level of that Index. A negative Index Return will reduce the cash payment at maturity for the series of Notes linked to that Index. THE PERFORMANCE OF EACH SERIES OF NOTES WILL NOT DEPEND ON THE PERFORMANCE OF ANY OTHER INDEX OR SERIES OF NOTES. YOU WILL LOSE SOME OR ALL OF YOUR INVESTMENT IF THE INDEX LEVEL FOR YOUR SERIES OF NOTES DECLINES. The maximum gain on each series of Notes and the corresponding maximum payment at maturity for each $1,000 principal amount of the Notes vary from one series of the Notes to another.

YOU MAY INVEST IN ONE OR MORE SERIES OF NOTES OFFERED BY THIS PROSPECTUS SUPPLEMENT. EACH SERIES OF NOTES IS A SEPARATE AND DISTINCT SECURITY. For each series of Notes in which you invest, you will receive a cash payment at maturity based on the applicable Index Return. If the Index Return is positive, the Index Return will be tripled, subject to the maximum gain for that series of Notes.

For a description of how your payment at maturity will be calculated, see "What are the steps to calculate my payment at maturity?" on page S-4 and "Specific Terms of the Notes--Payment at Maturity" on page S-28.

In this prospectus supplement, we refer to the S&P Notes, the Nasdaq-100 Notes and the Nikkei Notes collectively as the "Notes." The Notes are not sponsored, endorsed, sold or promoted by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), The Nasdaq Stock Market, Inc. ("Nasdaq") or Nihon Keizai Shimbun, Inc. ("NKS"). Each Index is comprised of a different group of underlying securities (the "Index Constituent Stocks") and is calculated in a different manner. Each Index is described briefly below.

+ The S&P Notes are linked to the S&P 500(R) Index. The S&P 500 Index is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P 500 Index is based on the aggregate market value of the common stocks of 500 companies as of a particular time.

+ The Nasdaq-100 Notes are linked to the Nasdaq-100 Index(R). The Nasdaq-100 Index is an index of the largest and most actively traded stocks of non-financial companies on the Nasdaq National Market(R) tier of the National Market System.

+ The Nikkei Notes are linked to the Nikkei 225 Index(TM). The Nikkei 225 Index is a price-weighted index of 225 underlying stocks trading on the Tokyo Stock Exchange ("TSE") and represents a broad cross-section of Japanese industry. All 225 underlying stocks are listed in the First Section of the TSE and are among the most actively traded stocks on the TSE.

We have derived all information regarding the Indices contained in this prospectus supplement from publicly available information. Such information reflects the policies of, and is subject to change by S&P, Nasdaq and NKS, respectively. S&P, Nasdaq and NKS own the copyrights and all other rights to their respective Indices. S&P, Nasdaq and NKS have no obligation to continue to publish, and may discontinue publication of, their respective Indices. We do not assume any responsibility for the accuracy or completeness of such information.

The past performance of an Index is not an indication of the future performance of that Index. For more detailed information concerning each Index, including its composition and manner of calculation, see "The Indices" beginning on page S-18. When we refer to the "applicable Index," we mean the Index underlying a particular series of Notes. When we use the phrase "series of Notes," we mean the S&P Notes, the Nasdaq-100 Notes or the Nikkei Notes, as applicable.

SELECTED PURCHASE CONSIDERATIONS

+ GROWTH POTENTIAL--The Notes provide the potential to enhance equity returns by tripling a positive Index Return up to the applicable maximum gain for each series of Notes.

+ DIVERSIFICATION--The Notes may provide diversification within the equity portion of your portfolio through exposure to the S&P 500(R) Index, the Nasdaq-100 Index(R) or the Nikkei 225 Index(TM) depending upon the series of Notes in which you invest.

+  MINIMUM INVESTMENT--$1,000 principal amount per Note.

WHAT ARE SOME OF THE RISKS OF THE NOTES?

An investment in the Notes involves risks. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in "Risk Factors" on page S-11.

+ YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL--Each series of Notes is fully exposed to any decline in the level of its applicable Index, and a negative Index Return will reduce the cash payment at maturity for the series of Notes linked to that Index.

+ MAXIMUM POTENTIAL RETURN AT MATURITY--You can only earn the maximum gain on any series of Notes if you hold your Notes to maturity.

+ YOUR APPRECIATION POTENTIAL IS LIMITED--If the Index Return of the Index underlying your Notes is positive, the Index Return will be tripled, subject to the maximum gain for each series of Notes. Therefore, you will not benefit from any positive Index Return in excess of one-third of the maximum gain for your series of Notes. The return on your investment in any series of Notes may not perform as well as a direct investment in the Index underlying that series of Notes.

+ NO INTEREST OR DIVIDEND PAYMENTS--You will not receive any interest payments on the Notes and you will not receive nor be entitled to receive any dividend payments or other distributions on the applicable Index Constituent Stocks.

+ NO LISTING--No series of the Notes will be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. There can be no assurance that a secondary market for the Notes will develop. UBS Securities LLC (formerly known as UBS Warburg
   LLC) and other affiliates of UBS currently intend to make a market in the Notes, although they are not required to do so and may stop making a market for any series of Notes at any time. If you sell your Notes prior to maturity, you may have to sell them at a substantial loss.

+ THE NIKKEI NOTES ARE SUBJECT TO JAPANESE SECURITIES MARKET RISK--If you invest in the Nikkei Notes, you will be subject to the particular risks associated with the Japanese securities markets. For example, Japanese securities markets may be more volatile than U.S. or other securities markets. Also, certain political, economic, financial, military and social factors, among others, that affect Japan, could affect the Japanese securities markets and, consequently, the return on your investment in the Nikkei Notes.

THE NOTES MAY BE A SUITABLE INVESTMENT FOR YOU IF:

+ You believe that the Index underlying your Notes will appreciate over the term of the Notes and that such appreciation is unlikely to exceed the maximum gain for that series of Notes at maturity.

+  You are willing to hold the Notes to maturity.

+ You seek an investment with a return linked to the performance of either the S&P 500 Index, the Nasdaq-100 Index or the Nikkei 225 Index.

+  You do not seek current income from this investment.

THE NOTES MAY NOT BE A SUITABLE INVESTMENT FOR YOU IF:

+  You seek current income from your investment.

+  You are unable or unwilling to lose any portion of your principal.

+ You seek an investment that is exposed to the full upside performance of either the S&P 500 Index, the Nasdaq-100 Index or the Nikkei 225 Index, or you are unwilling to make an investment that is exposed to the full downside performance risk of one of these Indices.

+ You believe that the Index underlying your Notes is not likely to appreciate over the term of the Notes, or you believe that the Index will appreciate over the term of the Notes and that such appreciation will be in an amount greater than the maximum gain for that series of Notes at maturity.

+  You seek an investment for which there will be an active secondary market.

+  You are unable or unwilling to hold the Notes until maturity.

+ You prefer the lower risk and therefore accept the potentially lower returns of fixed income investments with comparable maturities and credit ratings.

+ In the case of the Nikkei Notes, you are unwilling or unable to make an investment that is exposed to the risks associated with the Japanese securities markets.

WHAT ARE THE TAX CONSEQUENCES OF THE NOTES?

The United States federal income tax consequences of your investment in the Notes are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in "Supplemental Tax Considerations--Supplemental U.S. Tax Considerations" on page S-36.

Pursuant to the terms of the Notes, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize the Notes as a pre-paid forward contract with respect to the applicable Index Constituent Stocks. If the Notes are so treated, you will generally recognize capital gain or loss upon the sale or maturity of your Notes in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Notes. Such gain or loss will generally be long term capital gain or loss if you held your Notes for more than one year.

In the opinion of our counsel, Sullivan & Cromwell LLP, it is reasonable to treat your Notes as described above, but it would also be reasonable to treat the Notes as subject to the special rules governing contingent debt instruments. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in the Notes.

WHAT ARE THE STEPS TO CALCULATE PAYMENT AT MATURITY?

Set forth below is an explanation of the steps necessary to calculate the payment at maturity on each series of Notes:

STEP 1:  CALCULATE THE INDEX RETURN.

          For each series of Notes, the Index Return is the difference between the closing level of the applicable Index on the trade date and on the final valuation date, expressed as a percentage, calculated as follows:

                                     Index ending level - Index starting level
                 Index Return  =    -------------------------------------------
                                               Index starting level

          Where the "Index starting level" is the closing level of the applicable Index on the trade date and the "Index ending level" is the closing level of the applicable Index on the final valuation date.

STEP 2:  CALCULATE THE ADJUSTED INDEX RETURN ON THE NOTES.

          For each series of Notes, the Adjusted Index Return is based on the Index Return, which may be positive or negative:

          1)  If the Index Return is positive:

              Adjusted Index Return = (Index Return X 3), subject to the maximum gain for that series of Notes. The maximum gain is 15.75% on the S&P Notes, 20.50% on the Nasdaq-100 Notes and 18.75% on the Nikkei Notes.

          2)  If the Index Return is zero or negative:

              Adjusted Index Return = Index Return

STEP 3:  CALCULATE THE CASH PAYMENT AT MATURITY.

          For each series of Notes:

               Payment at maturity = principal amount of the Notes + (principal amount of the Notes
               X Adjusted Index Return)

HOW DO THE S&P NOTES PERFORM AT MATURITY?

ASSUMPTIONS:

Principal amount of the S&P Notes:                            $1,000
Maximum gain on the S&P Notes:                                15.75%*
Maximum payment at maturity:                                  $1,157.50

------------
* Potential gains on a series of the Notes at maturity will be calculated by tripling the positive Index Return up to the maximum gain for that series of the Notes. Since the maximum gain on the S&P Notes is 15.75%, an original investor in the S&P Notes would not participate in an Index Return of more than 5.25% at maturity. The maximum gain on the Notes and the corresponding maximum Index Return that original investors participate in will differ depending on the series of Notes you purchase.

EXAMPLE 1--ON THE FINAL VALUATION DATE, THE INDEX UNDERLYING YOUR NOTES CLOSES 5% ABOVE ITS STARTING LEVEL

Since the Index Return is 5%, you receive three times the Index Return subject to the 15.75% maximum gain on the Notes.

Adjusted Index Return = (Index Return x 3) = (5% x 3) = 15%

Your total cash payment at maturity would therefore be $1,150 (a 15% total return on investment) which includes:

+  Principal amount                                           $1,000

+  Principal amount x Adjusted Index Return                   $  150   ($1,000 x 15%)
                                                              ------
                              TOTAL:                          $1,150
                                                              ======

EXAMPLE 2--ON THE FINAL VALUATION DATE, THE INDEX UNDERLYING YOUR NOTES CLOSES 20% ABOVE ITS STARTING LEVEL

Since the Index Return is 20%, you receive three times the Index Return subject to the 15.75% maximum gain on the Notes.

Adjusted Index Return = (Index Return x 3) = (20% x 3) = 60%, subject to the 15.75% maximum gain on the Notes = 15.75%

Your total cash payment at maturity would therefore be limited to $1,157.50 (a 15.75% total return on investment) which includes:

+  Principal amount                                           $1,000.00

+  Principal amount x Adjusted Index Return                   $  157.50   ($1,000 x 15.75%)
                                                              ---------
                              TOTAL:                          $1,157.50   (this is the maximum
                                                                          payment
                                                              =========   on the Notes)

EXAMPLE 3--ON THE FINAL VALUATION DATE, THE INDEX UNDERLYING YOUR NOTES CLOSES 20% BELOW ITS STARTING LEVEL

Since the Index Return is -20% on the final valuation date, your investment is fully exposed to the decline of this Index.

Adjusted Index Return = Index Return = -20%

Your total cash payment at maturity would therefore be $800 (a 20% loss) which includes:

+  Principal amount                                           $1,000
+  Principal amount x Adjusted Index Return                   $ -200   ($1,000 x -20%)
                                                              ------
                              TOTAL:                          $  800
                                                              ======

HYPOTHETICAL PERFORMANCE OF THE S&P NOTES AT MATURITY

ASSUMPTIONS:

Index:                                  S&P 500 Index
Index starting level:                   1003.27
Principal amount of the Notes:          $1,000
Maximum gain on the Notes:              15.75%
Index performance:                      40% to -100% for table
                                        40% to -40% for graph

  --------------------------    ------------------------------
            INDEX                       PERFORMANCE OF
         PERFORMANCE                      THE NOTES
  --------------------------    ------------------------------
                                  NOTES
  INDEX LEVEL          %        PAYMENT AT             TOTAL
  AT MATURITY*       CHANGE     MATURITY*             RETURN*
  --------------------------    ------------------------------
      1405            40.00%    $1,157.50               15.75%
      1304            30.00%    $1,157.50               15.75%
      1204            20.00%    $1,157.50               15.75%
  --------------------------    ------------------------------
      1161            15.75%    $1,157.50               15.75%
  --------------------------    ------------------------------
      1134            13.00%    $1,157.50               15.75%
      1104            10.00%    $1,157.50               15.75%
  --------------------------    ------------------------------
      1056             5.25%    $1,157.50               15.75%
  --------------------------    ------------------------------
      1044             4.00%    $1,120.00               12.00%
      1034             3.00%    $1,090.00                9.00%
      1023             2.00%    $1,060.00                6.00%
      1013             1.00%    $1,030.00                3.00%
  --------------------------    ------------------------------
   1003.27             0.00%    $1,000.00                0.00%
  --------------------------    ------------------------------
       950            -5.31%    $  946.90               -5.31%
       900           -10.29%    $  897.07              -10.29%
       800           -20.26%    $  797.39              -20.26%
       700           -30.23%    $  697.72              -30.23%
       600           -40.20%    $  598.04              -40.20%
  --------------------------    ------------------------------
  --------------------------    ------------------------------
         0          -100.00%    $    0.00             -100.00%
  --------------------------     -----------------------------

                * Values have been rounded for ease of analysis.

                          [S&P 500 INDEX LEVEL GRAPH]

HOW DO THE NASDAQ-100 NOTES PERFORM AT MATURITY?

ASSUMPTIONS:

Principal amount of the Nasdaq-100 Notes:                     $1,000
Maximum gain on the Nasdaq-100 Notes:                         20.50%*
Maximum payment at maturity:                                  $1,205

------------
* Potential gains on a series of the Notes at maturity will be calculated by tripling the positive Index Return up to the maximum gain for that series of the Notes. Since the maximum gain on the Nasdaq-100 Notes is 20.50%, an original investor in the Nasdaq-100 Notes would not participate in an Index Return of more than approximately 6.83% at maturity. The maximum gain on the Notes and the corresponding maximum Index Return that original investors participate in will differ depending on the series of Notes you purchase.

EXAMPLE 1--ON THE FINAL VALUATION DATE, THE INDEX UNDERLYING YOUR NOTES CLOSES 5% ABOVE ITS STARTING LEVEL

Since the Index Return is 5%, you receive three times the Index Return subject to the 20.50% maximum gain on the Notes.

Adjusted Index Return = (Index Return x 3) = (5% x 3) = 15%

Your total cash payment at maturity would therefore be $1,150 (a 15% total return on investment) which includes:

+  Principal amount                                           $1,000

+  Principal amount x Adjusted Index Return                   $  150   ($1,000 x 15%)
                                                              ------
                              TOTAL:                          $1,150
                                                              ======

EXAMPLE 2--ON THE FINAL VALUATION DATE, THE INDEX UNDERLYING YOUR NOTES CLOSES 25% ABOVE ITS STARTING LEVEL

Since the Index Return is 25%, you receive three times the Index Return subject to the 20.50% maximum gain on the Notes.

Adjusted Index Return = (Index Return x 3) = (25% x 3) = 75%, subject to the 20.50% maximum gain on the Notes = 20.50%

Your total cash payment at maturity would therefore be limited to $1,205 (a 20.50% total return on investment) which includes:

+  Principal amount                                           $1,000

+  Principal amount x Adjusted Index Return                   $  205   ($1,000 x 20.50%)
                                                              ------
                              TOTAL:                          $1,205   (this is the maximum payment
                                                              ======   on the Notes)

EXAMPLE 3--ON THE FINAL VALUATION DATE, THE INDEX UNDERLYING YOUR NOTES CLOSES 20% BELOW ITS STARTING LEVEL

Since the Index Return is -20% on the final valuation date, your investment is fully exposed to the decline of this Index.

Adjusted Index Return = Index Return = -20%

Your total cash payment at maturity would therefore be $800 (a 20% loss) which includes:

+  Principal amount                                           $1,000
+  Principal amount x Adjusted Index Return                   $ -200   ($1,000 x -20%)
                                                              ------
                              TOTAL:                          $  800
                                                              ======

HYPOTHETICAL PERFORMANCE OF THE NASDAQ-100 NOTES AT MATURITY

ASSUMPTIONS:

Index:                                  Nasdaq-100 Index
Index starting level:                   1,314.65
Principal amount of the Notes:          $1,000
Maximum gain on the Notes:              20.50%
Index performance:                      40% to -100% for table
                                        40% to -40% for graph

                         -----------------------      ------------------------------
                                  INDEX                       PERFORMANCE OF
                               PERFORMANCE                      THE NOTES
                         -----------------------      ------------------------------
                         INDEX LEVEL                    NOTES
                             AT            %          PAYMENT AT             TOTAL
                          MATURITY*      CHANGE       MATURITY*             RETURN*
                         -----------------------      ------------------------------
                              1841        40.00%      $1,205.00               20.50%
                              1709        30.00%      $1,205.00               20.50%
                         -----------------------      ------------------------------
                              1584        20.50%      $1,205.00               20.50%
                         -----------------------      ------------------------------
                              1512        15.00%      $1,205.00               20.50%
                              1446        10.00%      $1,205.00               20.50%
                         -----------------------      ------------------------------
                              1404         6.83%      $1,205.00               20.50%
                         -----------------------      ------------------------------
                              1380         5.00%      $1,150.00               15.00%
                              1367         4.00%      $1,120.00               12.00%
                              1354         3.00%      $1,090.00                9.00%
                              1341         2.00%      $1,060.00                6.00%
                              1328         1.00%      $1,030.00                3.00%
                         -----------------------      ------------------------------
                           1314.65         0.00%      $1,000.00                0.00%
                         -----------------------      ------------------------------
                              1000       -23.93%      $  760.66              -23.93%
                               900       -31.54%      $  684.59              -31.54%
                               800       -39.15%      $  608.53              -39.15%
                               700       -46.75%      $  532.46              -46.75%
                               600       -54.36%      $  456.40              -54.36%
                         -----------------------      ------------------------------
                         -----------------------      ------------------------------
                                 0      -100.00%      $    0.00             -100.00%
                         -----------------------       -----------------------------

                 * Values have been rounded for ease of analysis.

                          [S&P 500 INDEX LEVEL GRAPH]

HOW DO THE NIKKEI NOTES PERFORM AT MATURITY?

ASSUMPTIONS:

Principal amount of the Nikkei Notes:                         $1,000
Maximum gain on the Nikkei Notes:                             18.75%
Maximum payment at maturity:                                  $1,187.50

------------
* Potential gains on a series of the Notes at maturity will be calculated by tripling the positive Index Return up to the maximum gain for that series of the Notes. Since the maximum gain on the Nikkei Notes is 18.75%, an original investor in the Nikkei Notes would not participate in an Index Return of more than 6.25% at maturity. The maximum gain on the Notes and the corresponding maximum Index Return that original investors participate in will differ depending on the series of Notes you purchase.

EXAMPLE 1--ON THE FINAL VALUATION DATE, THE INDEX UNDERLYING YOUR NOTES CLOSES 5% ABOVE ITS STARTING LEVEL

Since the Index Return is 5%, you receive three times the Index Return subject to the 18.75% maximum gain on the Notes.

Adjusted Index Return = (Index Return x 3) = (5% x 3) = 15%

Your total cash payment at maturity would therefore be $1,150 (a 15% total return on investment) which includes:

+  Principal amount                                           $1,000

+  Principal amount x Adjusted Index Return                   $  150   ($1,000 x 15%)
                                                              ------
                              TOTAL:                          $1,150
                                                              ======

EXAMPLE 2--ON THE FINAL VALUATION DATE, THE INDEX UNDERLYING YOUR NOTES CLOSES 20% ABOVE ITS STARTING LEVEL

Since the Index Return is 20%, you receive three times the Index Return subject to the 18.75% maximum gain on the Notes.

Adjusted Index Return = (Index Return x 3) = (20% x 3) = 60%, subject to the 18.75% maximum gain on the Notes = 18.75%

Your total cash payment at maturity would therefore be limited to $1,187.50 (a 18.75% total return on investment) which includes:

+  Principal amount                                           $1,000.00

+  Principal amount x Adjusted Index Return                   $  187.50   ($1,000 x 18.75%)
                                                              ---------
                              TOTAL:                          $1,187.50   (this is the maximum
                                                                          payment
                                                              =========   on the Notes)

EXAMPLE 3--ON THE FINAL VALUATION DATE, THE INDEX UNDERLYING YOUR NOTES CLOSES 20% BELOW ITS STARTING LEVEL

Since the Index Return is -20% on the final valuation date, your investment is fully exposed to the decline of this Index.

Adjusted Index Return = Index Return = -20%

Your total cash payment at maturity would therefore be $800 (a 20% loss) which includes:

+  Principal amount                                           $1,000
+  Principal amount x Adjusted Index Return                   $ -200   ($1,000 x -20%)
                                                              ------
                              TOTAL:                          $  800
                                                              ======

HYPOTHETICAL PERFORMANCE OF THE NIKKEI NOTES AT MATURITY

ASSUMPTIONS:

Index:                                  Nikkei 225 Index
Index starting level:                   10,362.69
Principal amount of the Notes:          $1,000
Maximum gain on the Notes:              18.75%
Index performance:                      40% to -100% for table
                                        40% to -40% for graph

  ---------------------------------    ------------------------------
               NIKKEI                          PERFORMANCE OF
              225 INDEX                          THE NOTES
  ---------------------------------    ------------------------------
                                         NOTES
   INDEX LEVEL            %            PAYMENT AT             TOTAL
  AT MATURITY*         CHANGE*         MATURITY*             RETURN*
       14508            40.00%         $1,187.50               18.75%
       13471            30.00%         $1,187.50               18.75%
       12306            18.75%         $1,187.50               18.75%
       11917            15.00%         $1,187.50               18.75%
       11399            10.00%         $1,187.50               18.75%
       11010             6.25%         $1,187.50               18.75%
       10881             5.00%         $1,150.00               15.00%
       10778             4.00%         $1,119.97               12.00%
       10677             3.00%         $1,090.00                9.00%
       10571             2.00%         $1,060.00                6.00%
       10466             1.00%         $1,030.00                3.00%
    10362.69             0.00%         $1,000.00                0.00%
        9000           -13.15%         $  868.50              -13.15%
        8500           -17.97%         $  820.25              -17.97%
        8000           -22.80%         $  772.00              -22.80%
        7000           -32.45%         $  675.50              -32.45%
        6000           -42.10%         $  579.00              -42.10%
           0          -100.00%         $    0.00             -100.00%
  ----------

           * Values have been rounded for ease of analysis.

                          [S&P 500 INDEX LEVEL GRAPH]

--------------------------------------------------------------------------------

RISK FACTORS

The return on each series of Notes is linked to the performance of an Index. Investing in a particular series of the Notes is NOT equivalent to investing directly in the applicable Index. This section describes the most significant risks relating to the Notes. WE URGE YOU TO READ THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, BEFORE INVESTING IN THE NOTES.

RISKS RELATING TO THE NOTES

EACH SERIES OF NOTES IS FULLY EXPOSED TO ANY DECLINE IN THE LEVEL OF ITS APPLICABLE INDEX AND YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL

The Notes differ from ordinary debt securities in that we may not pay you 100% of your principal amount at maturity if the applicable Index Return for a series of Notes is negative. Because your cash payment at maturity is based on the applicable Index Return, a negative Index Return will reduce your cash payment at maturity. YOU WILL LOSE SOME OR ALL OF YOUR INVESTMENT IF THE INDEX LEVEL FOR YOUR SERIES OF NOTES DECLINES.

See "What are the steps to calculate payment at maturity?" on page S-4.

THE MAXIMUM GAIN ON THE NOTES AT MATURITY IS CAPPED

Your payment at maturity is based on the applicable Index Return, which if positive will be tripled subject to the maximum gain on your series of Notes. Therefore, in each case, the maximum Index Return from which you may benefit as a holder of your Notes will be one-third of the maximum gain for your series of Notes.

The maximum gain and the corresponding maximum Index Return for each series of the Notes will be as follows:

  ------------------------------------------------------------------------------------------------
                                                                     MAXIMUM GAIN       MAXIMUM
       SERIES OF NOTES                 UNDERLYING INDEX              ON THE NOTES     INDEX RETURN
  ------------------------------------------------------------------------------------------------
  S&P Notes                  S&P 500(R) Index                           15.75%           5.25%
  Nasdaq-100 Notes           Nasdaq-100 Index(R)                        20.50%           6.83%
  Nikkei Notes               Nikkei 225 Index(TM)                       18.75%           6.25%
  ------------------------------------------------------------------------------------------------

The maximum gain and the corresponding maximum Index Return on each series of Notes vary from one series of the Notes to another. The maximum Index Return value for the Nasdaq-100 Notes in the table above has been rounded for ease of analysis.

OWNING THE NOTES IS NOT THE SAME AS OWNING THE APPLICABLE INDEX CONSTITUENT STOCKS OR A SECURITY DIRECTLY LINKED TO THE PERFORMANCE OF THE APPLICABLE INDEX

The return on your Notes will not reflect the return you would realize if you actually owned the applicable Index Constituent Stocks or a security directly linked to the performance of the applicable Index and held such investment for a similar period because:

+  the maximum gain on each series of Notes at maturity is capped; and

+ the levels of the Indices are calculated in part by reference to the prices of the applicable Index Constituent Stocks without taking into consideration the value of dividends paid on those stocks.

If the applicable Index Return exceeds the maximum gain for that series of Notes, your return on the Notes at maturity will be less than the return on a direct investment in its applicable Index without taking into account taxes and other costs related to such a direct investment.

RISK FACTORS
--------------------------------------------------------------------------------

Even if the level of the applicable Index increases above the applicable Index starting level during the term of the Notes, the market value of that series of Notes may not increase by the same amount. It is also possible for the level of an applicable Index to increase while the market value of that series of Notes declines.

THE MARKET VALUE OF THE NOTES MAY BE INFLUENCED BY UNPREDICTABLE FACTORS

The market value of your Notes may fluctuate between the date you purchase them and the final valuation date when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control, will influence the market value of any series of Notes. We expect that generally the level of each Index on any day will affect the market value of the relevant series of Notes more than any other single factor. Other factors that may influence the market value of a series of Notes include:

+ the volatility of the applicable Index (i.e., the frequency and magnitude of changes in the level of that Index)

+ the composition of the applicable Index and changes to its Index Constituent Stocks during the term of the Notes

+  the market price of the applicable Index Constituent Stocks

+ the dividend rate paid on the applicable Index Constituent Stocks (while not paid to holders of the Notes, dividend payments on Index Constituent Stocks may influence the value of those Index Constituent Stocks and the level of the applicable Index, and therefore affect the market value of a series of Notes)

+ supply and demand for any series of Notes, including inventory positions with UBS Securities LLC or any other market maker

+ interest rates in the U.S. market and, in the case of the Nikkei Notes, the Japanese market as well

+ in the case of the Nikkei Notes, the volatility of the Japanese yen/U.S. dollar exchange rate

+  the time remaining to the maturity of the Notes

+  the creditworthiness of UBS

+ economic, financial, political, regulatory or judicial events that affect the level of the applicable Index or the market price of the applicable Index Constituent Stocks or that affect stock markets generally

THERE MAY NOT BE AN ACTIVE TRADING MARKET IN THE NOTES--SALES IN THE SECONDARY MARKET MAY RESULT IN SIGNIFICANT LOSSES

You should be willing to hold your Notes until maturity. No series of the Notes will be listed or displayed on any securities exchange, the Nasdaq National Market System, or any electronic communications network. There may be little or no secondary market for the Notes. UBS Securities LLC and other affiliates of UBS currently intend to make a market for the Notes, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market making activities at any time. As market makers, trading of a series of the Notes may cause UBS Securities LLC or any other affiliates of UBS to have long or short positions of that series in their inventory. The supply and demand for a series of Notes, including inventory positions of market makers, may affect the secondary market price for that series.

If you sell your Notes before maturity, you may have to do so at a discount from the issue price, and, as a result, you may suffer substantial losses.

RISK FACTORS
--------------------------------------------------------------------------------

CHANGES THAT AFFECT AN INDEX WILL AFFECT THE MARKET VALUE OF THE APPLICABLE SERIES OF NOTES AND THE AMOUNT YOU WILL RECEIVE AT MATURITY FOR THOSE NOTES

The policies of S&P, Nasdaq or NKS concerning the calculation of each Index, additions, deletions or substitutions of the applicable Index Constituent Stocks and the manner in which changes affecting the applicable Index Constituent Stocks or the issuers of the applicable Index Constituent Stocks, such as stock dividends, reorganizations or mergers, are reflected in that Index, could affect that Index and, therefore, could affect the amount payable on that series of Notes at maturity, and the market value of that series of Notes prior to maturity. The amount payable on any series of Notes and their market value could also be affected if any of S&P, Nasdaq or NKS (as applicable) change these policies, for example by changing the manner in which their respective Indices are calculated, or if any of S&P, Nasdaq or NKS (as applicable) discontinue or suspend calculation or publication of their respective Indices, in which case it may become difficult to determine the market value of that series of Notes. If events such as these occur, or if the applicable Index ending level is not available because of a market disruption event with respect to any series of Notes or for any other reason and no successor Index is selected with respect to that series of Notes, the calculation agent--which initially will be UBS Securities LLC, an affiliate of the Issuer--may determine the applicable Index ending level or fair market value of that series of Notes--and thus the amount payable at maturity--in a manner it considers appropriate, in its sole discretion.

UBS AND ITS AFFILIATES HAVE NO AFFILIATION WITH S&P, NASDAQ OR NKS AND ARE NOT RESPONSIBLE FOR THEIR PUBLIC DISCLOSURE OF INFORMATION

UBS and its affiliates are not affiliated with S&P, Nasdaq or NKS in any way (except for licensing arrangements discussed below in "The Indices--The S&P 500 Index" on page S-18, "The Indices--The Nasdaq-100 Index" on page S-21, and "The Indices--Nikkei 225 Index" on page S-23) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the calculation of their respective Indices. If any of S&P, Nasdaq or NKS discontinue or suspend the calculation of their respective Indices, it may become difficult to determine the market value of the relevant series of Notes or the amount payable on that series of Notes at maturity. The calculation agent may designate a successor Index with respect to any Index in its sole discretion. If the calculation agent determines in its sole discretion that no successor Index comparable to the applicable Index exists, the amount you receive at maturity in respect of the applicable series of Notes will be determined by the calculation agent in its sole discretion. See "Specific Terms of the Notes--Market Disruption Event" on page S-30 and "Specific Terms of the Notes--Discontinuance of or Adjustments to the Indices; Alteration of Method of Calculation" on page S-32. S&P, Nasdaq and NKS are not involved in the offer of the Notes in any way and have no obligation to consider your interest as an owner of Notes in taking any actions that might affect the value of your Notes.

We have derived the information about S&P, Nasdaq, NKS and the Indices contained in this prospectus supplement from publicly available information, without independent verification. Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the Indices, S&P, Nasdaq or NKS contained in this prospectus supplement. You, as an investor in the Notes, should make your own investigation into the Indices and S&P, Nasdaq and NKS, as applicable.

HISTORICAL PERFORMANCE OF ANY INDEX SHOULD NOT BE TAKEN AS AN INDICATION OF THE FUTURE PERFORMANCE OF THAT INDEX DURING THE TERM OF THE NOTES

The trading prices of the applicable Index Constituent Stocks will determine the level of each Index. As a result, it is impossible to predict whether the level of any Index will rise or fall. Trading prices of the

RISK FACTORS
--------------------------------------------------------------------------------

Index Constituent Stocks for each Index will be influenced by complex and interrelated political, economic, financial and other factors that can affect the issuers of the Index Constituent Stocks.

TRADING AND OTHER TRANSACTIONS BY UBS OR ITS AFFILIATES IN THE INDEX CONSTITUENT STOCKS FOR EACH INDEX, FUTURES, OPTIONS, EXCHANGE-TRADED FUNDS OR OTHER DERIVATIVE PRODUCTS ON THESE INDEX CONSTITUENT STOCKS OR ANY OF THE INDICES MAY IMPAIR THE MARKET VALUE OF ONE OR MORE SERIES OF NOTES

As described below under "Use of Proceeds and Hedging" on page S-34, we or one or more affiliates may hedge our obligations under the Notes by purchasing Index Constituent Stocks, futures or options on Index Constituent Stocks or any of the Indices, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of Index Constituent Stocks or any of the Indices, and we may adjust these hedges by, among other things, purchasing or selling Index Constituent Stocks, futures, options, or exchange-traded funds or other derivative instruments with returns linked to any of the Indices or the Index Constituent Stocks at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of Index Constituent Stocks and/or the level of any of the Indices, and, therefore, the market value of one or more series of Notes. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of one or more series of Notes declines.

We or one or more of our affiliates may also engage in trading in Index Constituent Stocks and other investments relating to Index Constituent Stocks or any of the Indices on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of Index Constituent Stocks and/or the level of any of the Indices and, therefore, the market value of one or more series of Notes. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of Index Constituent Stocks or any of the Indices. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of one or more series of Notes.

OUR BUSINESS ACTIVITIES MAY CREATE CONFLICTS OF INTEREST

As noted above, UBS and its affiliates expect to engage in trading activities related to one or more of the Indices and the applicable Index Constituent Stocks that are not for the account of holders of any series of Notes or on their behalf. These trading activities may present a conflict between the holders' interest in the Notes and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades and options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the level of one or more of the Indices, could be adverse to the interests of the holders of the Notes.

UBS and its affiliates may, at present or in the future, engage in business with the issuers of Index Constituent Stocks, including making loans or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS AG or another affiliate of UBS AG and the interests of holders of any series of the Notes. Moreover, UBS AG and UBS Securities LLC have published and in the future expect to publish research reports with respect to some or all of the issuers of the Index Constituent Stocks. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding one or more series of the Notes. Any of these activities by UBS AG, UBS Securities LLC or other affiliates may affect the market price of the Index Constituent Stocks and/or the level of any of the Indices and, therefore, the market value of one or more series of the Notes.

RISK FACTORS
--------------------------------------------------------------------------------

SIGNIFICANT ASPECTS OF THE TAX TREATMENT OF THE NOTES ARE UNCERTAIN

Significant aspects of the tax treatment of the Notes are uncertain. We do not plan to request a ruling from the Internal Revenue Service or from any Swiss authorities regarding the tax treatment of each series of Notes, and the Internal Revenue Service or a court may not agree with the tax treatment described in this prospectus supplement. Please read carefully the section entitled "What are the tax consequences of the Notes?" in the summary section on page S-3, "Supplemental Tax Considerations" on page S-36, and the sections "U.S. Tax Considerations" and "Tax Considerations Under the Laws of Switzerland" in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

YOU WILL NOT RECEIVE INTEREST PAYMENTS ON THE NOTES OR DIVIDEND PAYMENTS ON THE APPLICABLE INDEX CONSTITUENT STOCKS OR HAVE SHAREHOLDER RIGHTS IN THE APPLICABLE INDEX CONSTITUENT STOCKS

You will not receive any periodic interest payments on the Notes and you will not receive any dividend payments or other distributions on the applicable Index Constituent Stocks. As a holder of the Notes, you will not have voting rights or any other rights that holders of the applicable Index Constituent Stocks may have.

THE CALCULATION AGENT CAN POSTPONE THE DETERMINATION OF ANY INDEX ENDING LEVEL OR THE MATURITY DATE OF ANY SERIES OF THE NOTES IF A MARKET DISRUPTION EVENT OCCURS ON THE FINAL VALUATION DATE

The determination of any Index ending level may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on the final valuation date with respect to a particular series of Notes. If such a postponement occurs, the calculation agent will use the closing level of the applicable Index on the first calendar day on which no market disruption event occurs or is continuing with respect to that series of Notes. In no event, however, will any final valuation date be postponed by more than ten business days. As a result, the maturity date for one or more series of Notes could also be postponed, although in each case not by more than ten business days.

If the determination of any Index ending level on the applicable final valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day with regard to the particular series of Notes, that day will nevertheless be the date on which that Index ending level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Index ending level that would have prevailed in the absence of the market disruption event. See "Specific Terms of the Notes--Market Disruption Event" on page S-30.

THERE ARE POTENTIAL CONFLICTS OF INTEREST BETWEEN YOU AND THE CALCULATION AGENT

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount, if any, of your payment at maturity on the Notes. We may change the calculation agent after the original issue date without notice. For a fuller description of the calculation agent's role, see "Specific Terms of the Notes--Role of Calculation Agent" on page S-33. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting an Index or the Index Constituent Stocks for that Index has occurred or is continuing on the final valuation date with respect to any series of Notes. This determination may, in turn, depend on the calculation agent's judgment whether the event has materially interfered with our ability or the ability of any of our affiliates to unwind any of our or their hedge positions. Since any such determination by the calculation agent will affect the payment at maturity on that series of the Notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

RISK FACTORS
--------------------------------------------------------------------------------

ADDITIONAL RISKS RELATING TO THE NIKKEI NOTES

THE INDEX RETURN FOR THE NIKKEI NOTES WILL NOT BE ADJUSTED FOR CHANGES IN THE JAPANESE YEN/U.S. DOLLAR EXCHANGE RATE

Although the Index Constituent Stocks of the Nikkei 225 Index are traded in Japanese yen and the Nikkei Notes, which are linked to the Nikkei 225 Index, are denominated in U.S. dollars, the amount payable on the Nikkei Notes at maturity will not be adjusted for changes in the Japanese yen/U.S. dollar exchange rate. The amount we pay in respect of the Nikkei Notes on the maturity date will be based solely upon the Index Return for the Nikkei 225 Index. See "What are the steps to calculate payment at maturity?" on page S-4 and "Specific Terms of the Notes--Payment at Maturity" on page S-28. Changes in exchange rates, however, may reflect changes in the Japanese economy that in turn may affect the Index Return for the Nikkei Notes.

AN INVESTMENT IN THE NIKKEI NOTES IS SUBJECT TO RISKS ASSOCIATED WITH THE JAPANESE SECURITIES MARKETS

The Index Constituent Stocks of the Nikkei 225 Index have been issued by Japanese companies. An investment in securities linked to the value of Japanese equity securities involve particular risks. The Japanese securities markets may be more volatile than U.S. or other securities markets and market developments may affect Japanese markets differently from U.S. or other securities markets. Direct or indirect government intervention to stabilize the Japanese securities markets, as well as cross-shareholdings in Japanese companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about Japanese companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and Japanese companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

Securities prices in Japan are subject to political, economic, financial and social factors that apply in Japan. These factors, which could negatively affect the Japanese securities markets, include the possibility of recent or future changes in the Japanese government's economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other Japanese laws or restrictions applicable to Japanese companies or investments in Japanese equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, the Japanese economy may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. The Japanese economy has been troubled by negative or low rates of growth for many years. Many Japanese stocks have performed poorly over an extended period.

CHANGES IN THE VOLATILITY OF THE JAPANESE YEN/U.S. DOLLAR EXCHANGE RATE, AND THE CORRELATION BETWEEN THAT RATE AND THE LEVEL OF THE NIKKEI 225 INDEX ARE LIKELY TO AFFECT THE MARKET VALUE OF THE NIKKEI NOTES

The Japanese yen/U.S. dollar exchange rate refers to a foreign exchange spot rate that measures the relative values of two currencies, the Japanese yen and the U.S. dollar. This exchange rate reflects the amount of Japanese yen that can be purchased for one U.S. dollar and thus increases when the U.S. dollar appreciates relative to the Japanese yen. The volatility of the Japanese yen/U.S. dollar exchange rate refers to the size and frequency of changes in that exchange rate. Because the Nikkei Notes are payable in U.S. dollars, the volatility of the Japanese yen/U.S. dollar exchange rate could affect the market value of the Nikkei Notes.

The correlation between the Japanese yen/U.S. dollar exchange rate and the level of the Nikkei 225 Index refers to the relationship between the percentage changes in that exchange rate and the

RISK FACTORS
--------------------------------------------------------------------------------

percentage changes in the level of the Nikkei 225 Index. The direction of the correlation (whether positive or negative) and the extent of the correlation between the percentage changes in the Japanese yen/U.S. dollar exchange rate and the percentage changes in the level of the Nikkei 225 Index could affect the value of the Nikkei Notes.

--------------------------------------------------------------------------------

The Indices

THE S&P 500 INDEX

We have derived all information regarding the S&P 500 Index contained in this prospectus supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"). We do not assume any responsibility for the accuracy or completeness of such information. S&P has no obligation to continue to publish the S&P 500 Index, and may discontinue publication of the S&P 500 Index.

The S&P 500 Index is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P 500 Index, discussed below in further detail, is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. As of July 31, 2003, 424 companies or 84.0% of the S&P 500 Index by market capitalization traded on the New York Stock Exchange ("NYSE"), 74 companies or 15.8% of the S&P 500 Index by market capitalization traded on The Nasdaq Stock Market, and 2 companies or 0.2% of the S&P 500 Index by market capitalization traded on the American Stock Exchange. As of July 31, 2003, the S&P 500 Index represented approximately 78% of the market value of S&P's internal database of over 7,445 equities. S&P chooses companies for inclusion in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of its database of over 7,445 equities, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the respective industry and the market value and trading activity of the common stock of that company. Ten main groups of companies comprise the S&P 500 Index with the number of companies currently included in each group indicated in parentheses: Consumer Discretionary (86), Consumer Staples (37), Energy (23), Financials (83), Health Care (46), Industrials (60), Information Technology (83), Materials (34), Telecommunication Services (12), and Utilities (36) and Industrial Composite (372). S&P may from time to time, in its sole discretion, add companies to or delete companies from the S&P 500 Index to achieve the objectives stated above.

S&P calculates the S&P 500 Index by reference to the prices of its component stocks without taking account of the value of dividends paid on such stocks. As a result, the return on the S&P Notes will not reflect the return you would realize if you actually owned the component stocks and received the dividends paid on such stocks.

COMPUTATION OF THE S&P 500 INDEX

S&P currently computes the S&P 500 Index as of a particular time as follows:

- the product of the market price per share and the number of then outstanding shares of each component stock is determined as of that time (referred to as the "market value" of that stock);

- the market values of all component stocks as of that time are aggregated;

THE INDICES
--------------------------------------------------------------------------------

- the mean average of the market values as of each week in the base period of the years 1941 through 1943 of the common stock of each company in a group of 500 substantially similar companies is determined;

- the mean average market values of all these common stocks over the base period are aggregated (the aggregate amount being referred to as the "base value");

- the current aggregate market value of all component stocks is divided by the base value; and

- the resulting quotient, expressed in decimals, is multiplied by ten.

While S&P currently employs the above methodology to calculate the S&P 500 Index, no assurance can be given that S&P will not modify or change this methodology in a manner that may affect the amount payable at maturity to beneficial owners of the S&P Notes.

S&P adjusts the foregoing formula to offset the effects of changes in the market value of a component stock that are determined by S&P to be arbitrary or not due to true market fluctuations. These changes may result from causes such as:

- the issuance of stock dividends;

- the granting to shareholders of rights to purchase additional shares of stock;

- the purchase of shares by employees pursuant to employee benefit plans;

- consolidations and acquisitions;

- the granting to shareholders of rights to purchase other securities of the issuer;

- the substitution by S&P of particular component stocks in the S&P 500 Index;
  or

- other reasons.

In these cases, S&P first recalculates the aggregate market value of all component stocks, after taking account of the new market price per share of the particular component stock or the new number of outstanding shares of that stock or both, as the case may be, and then determines the new base value in accordance with the following formula:

                     New Market Value
Old Base Value  X    ----------------  =    New Base Value
                     Old Market Value

The result is that the base value is adjusted in proportion to any change in the aggregate market value of all component stocks resulting from the causes referred to above to the extent necessary to negate the effects of these causes upon the S&P 500 Index.

Neither UBS nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of, or for any error, omission or disruption in, the S&P 500 Index or any successor Index. S&P does not guarantee the accuracy or the completeness of the S&P 500 Index or any data included in the S&P 500 Index. S&P assumes no liability for any errors, omissions or disruption in the calculation and dissemination of the S&P 500 Index. S&P disclaims all responsibility for any errors or omissions in the calculation and dissemination of the S&P 500 Index or the manner in which the S&P 500 Index is applied in determining the amount payable at maturity.

HISTORICAL CLOSING LEVELS OF THE S&P 500 INDEX

Since its inception, the S&P 500 Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the S&P 500 Index during any period shown below is not an indication that the value of the S&P 500 Index is more or less likely to increase or decrease at any

THE INDICES
--------------------------------------------------------------------------------

time during the term of the S&P Notes. The historical closing levels of the S&P 500 Index do not give an indication of future performance of the S&P 500 Index. UBS cannot make any assurance that the future performance of the S&P 500 Index or its component stocks will result in holders of the S&P Notes receiving a positive return on their investment. The S&P 500 Index starting level is 1,003.27, which is the closing level of the S&P 500 Index on August 21, 2003 (the "trade date").

The graph below illustrates the performance of the S&P 500 Index from January 1, 1987 through August 21, 2003.
[S&P 500 INDEX GRAPH]

2/27/1987                                                                        284.20
3/31/1987                                                                        291.70
4/30/1987                                                                        288.36
5/29/1987                                                                        290.10
6/30/1987                                                                        304.00
7/31/1987                                                                        318.66
8/31/1987                                                                        329.80
9/30/1987                                                                        321.83
10/30/1987                                                                       251.79
11/30/1987                                                                       230.30
12/31/1987                                                                       247.08
1/29/1988                                                                        257.07
2/29/1988                                                                        267.82
3/31/1988                                                                        258.89
4/29/1988                                                                        261.33
5/31/1988                                                                        262.16
6/30/1988                                                                        273.50
7/29/1988                                                                        272.02
8/31/1988                                                                        261.52
9/30/1988                                                                        271.91
10/31/1988                                                                       278.97
11/30/1988                                                                       273.70
12/30/1988                                                                       277.72
1/31/1989                                                                        297.47
2/28/1989                                                                        288.86
3/31/1989                                                                        294.87
4/28/1989                                                                        309.64
5/31/1989                                                                        320.52
6/30/1989                                                                        317.98
7/31/1989                                                                        346.08
8/31/1989                                                                        351.45
9/29/1989                                                                        349.15
10/31/1989                                                                       340.36
11/30/1989                                                                       345.99
12/29/1989                                                                       353.40
1/31/1990                                                                        329.08
2/28/1990                                                                        331.89
3/30/1990                                                                        339.94
4/30/1990                                                                        330.80
5/31/1990                                                                        361.23
6/29/1990                                                                        358.02
7/31/1990                                                                        356.15
8/31/1990                                                                        322.56
9/28/1990                                                                        306.05
10/31/1990                                                                       304.00
11/30/1990                                                                       322.22
12/31/1990                                                                       330.22
1/31/1991                                                                        343.93
2/28/1991                                                                        367.07
3/29/1991                                                                        375.22
4/30/1991                                                                        375.34
5/31/1991                                                                        389.83
6/28/1991                                                                        371.16
7/31/1991                                                                        387.81
8/30/1991                                                                        395.43
9/30/1991                                                                        387.86
10/31/1991                                                                       392.45
11/29/1991                                                                       375.22
12/31/1991                                                                       417.09
1/31/1992                                                                        408.79
2/28/1992                                                                        412.70
3/31/1992                                                                        403.69
4/30/1992                                                                        414.95
5/29/1992                                                                        415.35
6/30/1992                                                                        408.14
7/31/1992                                                                        424.22
8/31/1992                                                                        414.03
9/30/1992                                                                        417.80
10/30/1992                                                                       418.68
11/30/1992                                                                       431.35
12/31/1992                                                                       435.71
1/29/1993                                                                        438.78
2/26/1993                                                                        443.38
3/31/1993                                                                        451.67
4/30/1993                                                                        440.19
5/31/1993                                                                        450.19
6/30/1993                                                                        450.53
7/30/1993                                                                        448.13
8/31/1993                                                                        463.56
9/30/1993                                                                        458.93
10/29/1993                                                                       467.83
11/30/1993                                                                       461.79
12/31/1993                                                                       466.45
1/31/1994                                                                        481.61
2/28/1994                                                                        467.14
3/31/1994                                                                        445.77
4/29/1994                                                                        450.91
5/31/1994                                                                        456.51
6/30/1994                                                                        444.27
7/29/1994                                                                        458.26
8/31/1994                                                                        475.50
9/30/1994                                                                        462.71
10/31/1994                                                                       472.35
11/30/1994                                                                       453.69
12/30/1994                                                                       459.27
1/31/1995                                                                        470.42
2/28/1995                                                                        487.39
3/31/1995                                                                        500.71
4/28/1995                                                                        514.71
5/31/1995                                                                        533.40
6/30/1995                                                                        544.75
7/31/1995                                                                        562.06
8/31/1995                                                                        561.88
9/29/1995                                                                        584.41
10/31/1995                                                                       581.50
11/30/1995                                                                       605.37
12/29/1995                                                                       615.93
1/31/1996                                                                        636.02
2/29/1996                                                                        640.43
3/29/1996                                                                        645.50
4/30/1996                                                                        654.17
5/31/1996                                                                        669.12
6/28/1996                                                                        670.63
7/31/1996                                                                        639.95
8/30/1996                                                                        651.99
9/30/1996                                                                        687.31
10/31/1996                                                                       705.27
11/29/1996                                                                       757.02
12/31/1996                                                                       740.74
1/31/1997                                                                        786.16
2/28/1997                                                                        790.82
3/31/1997                                                                        757.12
4/30/1997                                                                        801.34
5/30/1997                                                                        848.28
6/30/1997                                                                        885.14
7/31/1997                                                                        954.29
8/29/1997                                                                        899.47
9/30/1997                                                                        947.28
10/31/1997                                                                       914.62
11/28/1997                                                                       955.40
12/31/1997                                                                       970.43
1/30/1998                                                                        980.28
2/27/1998                                                                       1049.34
3/31/1998                                                                       1101.75
4/30/1998                                                                       1111.75
5/29/1998                                                                       1090.82
6/30/1998                                                                       1133.84
7/31/1998                                                                       1120.67
8/31/1998                                                                        957.28
9/30/1998                                                                       1017.01
10/30/1998                                                                      1098.67
11/30/1998                                                                      1163.63
12/31/1998                                                                      1229.23
1/29/1999                                                                       1279.64
2/26/1999                                                                       1238.33
3/31/1999                                                                       1286.37
4/30/1999                                                                       1335.18
5/31/1999                                                                       1301.84
6/30/1999                                                                       1372.71
7/30/1999                                                                       1328.72
8/31/1999                                                                       1320.41
9/30/1999                                                                       1282.71
10/29/1999                                                                      1362.93
11/30/1999                                                                      1388.91
12/31/1999                                                                      1469.25
1/31/2000                                                                       1394.46
2/29/2000                                                                       1366.42
3/31/2000                                                                       1498.58
4/28/2000                                                                       1452.43
5/31/2000                                                                       1420.60
6/30/2000                                                                       1454.60
7/31/2000                                                                       1430.83
8/31/2000                                                                       1517.68
9/29/2000                                                                       1436.51
10/31/2000                                                                      1429.40
11/30/2000                                                                      1314.95
12/29/2000                                                                      1320.28
1/31/2001                                                                       1366.01
2/28/2001                                                                       1239.94
3/30/2001                                                                       1160.33
4/30/2001                                                                       1249.46
5/31/2001                                                                       1255.82
6/29/2001                                                                       1224.42
7/31/2001                                                                       1211.23
8/31/2001                                                                       1133.58
9/28/2001                                                                       1040.94
10/31/2001                                                                      1059.78
11/30/2001                                                                      1139.45
12/31/2001                                                                      1148.08
1/31/2002                                                                       1130.20
2/28/2002                                                                       1106.73
3/29/2002                                                                       1147.39
4/30/2002                                                                       1076.92
5/31/2002                                                                       1067.14
6/28/2002                                                                        989.82
7/31/2002                                                                        911.62
8/30/2002                                                                        916.07
9/30/2002                                                                        815.28
10/31/2002                                                                       885.76
11/29/2002                                                                       936.31
12/31/2002                                                                       879.82
1/31/2003                                                                        855.70
2/28/2003                                                                        841.15
3/31/2003                                                                        848.18
4/30/2003                                                                        916.92
5/30/2003                                                                        963.59
8/1/2003                                                                         980.15
8/21/2003                                                                       1003.27

Source: Bloomberg L.P.

LICENSE AGREEMENT

S&P and UBS have entered into a non-exclusive license agreement providing for the license to UBS, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P 500 Index, which is owned and published by S&P, in connection with securities, including the S&P Notes.

The license agreement between S&P and UBS provides that the following language must be set forth in this prospectus supplement:

The S&P Notes are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the S&P Notes or any member of the public regarding the advisability of investing in securities generally or in the S&P Notes particularly, or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to UBS is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index which is determined, composed and calculated by S&P without regard to UBS or the S&P Notes. S&P has no obligation to take the needs of UBS or the owners of the S&P Notes into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the S&P Notes to be issued or in the determination or calculation of the equation by which the S&P Notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the S&P Notes.

THE INDICES
--------------------------------------------------------------------------------

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS, OWNERS OF THE S&P NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

"Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by UBS. The S&P Notes are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the S&P Notes.

THE NASDAQ-100 INDEX

All information in this prospectus supplement regarding the Nasdaq-100 Index is derived from publicly available information. Such information reflects the policies of, and is subject to change by The Nasdaq Stock Market, Inc. or any of its affiliates ("Nasdaq"). Nasdaq owns the copyright and all other rights to the Nasdaq-100 Index. Nasdaq has no obligation to continue to publish, and may discontinue publication of, the Nasdaq-100 Index. We do not assume any responsibility for the accuracy or completeness of such information. Historical performance of the Nasdaq-100 Index is not an indication of future performance. Future performance of the Nasdaq-100 Index may differ significantly from historical performance, either positively or negatively.

The Nasdaq-100 Index is a modified capitalization-weighted index of 100 of the largest and most actively traded stocks of non-financial companies listed on the Nasdaq National Market(R) tier of the National Market System. The Nasdaq-100 Index was first published in January 1985 and includes companies across a variety of major industry groups. Current information regarding the market level of the Nasdaq-100 Index is available from Nasdaq and from numerous market information services. The level of the Nasdaq-100 Index is determined, comprised and calculated by Nasdaq without regard to the Nasdaq-100 Notes.

THE INDICES
--------------------------------------------------------------------------------

HISTORICAL CLOSING LEVELS OF THE NASDAQ-100 INDEX

The Nasdaq-100 Index starting level is 1,314.65, which is the closing level of the Nasdaq-100 Index on the trade date. The following graph sets forth the historical performance of the Nasdaq-100 Index from January 1, 1987 through August 21, 2003.

[PERFORMANCE NASDAQ-100 INDEX CHART]

                                                                               NDX INDEX
                                                                               ---------
2/87                                                                             182.75
                                                                                 186.04
                                                                                 184.83
                                                                                 188.77
                                                                                 189.24
                                                                                 196.35
                                                                                 209.57
                                                                                 205.50
                                                                                 150.07
                                                                                 137.13
                                                                                 156.25
                                                                                 159.13
                                                                                 172.64
                                                                                 173.26
                                                                                 175.92
                                                                                 173.34
                                                                                 189.03
                                                                                 181.16
                                                                                 171.00
                                                                                 179.37
                                                                                 174.78
                                                                                 169.19
                                                                                 177.41
                                                                                 186.47
2/89                                                                             183.79
                                                                                 185.87
                                                                                 200.47
                                                                                 214.55
                                                                                 204.58
                                                                                 214.28
                                                                                 222.01
                                                                                 226.42
                                                                                 222.61
                                                                                 224.44
                                                                                 223.83
                                                                                 201.94
                                                                                 207.92
                                                                                 213.15
                                                                                 205.81
                                                                                 236.15
                                                                                 238.46
                                                                                 223.39
                                                                                 193.61
                                                                                 177.06
                                                                                 172.56
                                                                                 192.66
                                                                                 200.53
                                                                                 232.43
2/91                                                                             250.11
                                                                                 264.91
                                                                                 263.66
                                                                                 279.00
                                                                                 254.19
                                                                                 272.16
                                                                                 287.41
                                                                                 287.54
                                                                                 292.51
                                                                                 284.79
                                                                                 330.85
                                                                                 338.31
                                                                                 345.88
                                                                                 323.05
                                                                                 307.86
                                                                                 315.30
                                                                                 301.23
                                                                                 310.90
                                                                                 299.26
                                                                                 313.18
                                                                                 329.15
                                                                                 350.96
                                                                                 360.18
                                                                                 370.56
2/93                                                                             351.14
                                                                                 359.42
                                                                                 339.94
                                                                                 368.11
                                                                                 366.13
                                                                                 352.86
                                                                                 372.65
                                                                                 382.71
                                                                                 390.98
                                                                                 386.76
                                                                                 398.28
                                                                                 413.99
                                                                                 412.17
                                                                                 382.96
                                                                                 373.25
                                                                                 378.85
                                                                                 360.30
                                                                                 370.16
                                                                                 397.90
                                                                                 393.85
                                                                                 413.05
                                                                                 404.82
                                                                                 404.27
                                                                                 405.33
2/95                                                                             432.50
                                                                                 447.15
                                                                                 469.56
                                                                                 488.10
                                                                                 538.03
                                                                                 568.88
                                                                                 576.77
                                                                                 585.08
                                                                                 598.78
                                                                                 593.72
                                                                                 576.23
                                                                                 591.82
                                                                                 622.83
                                                                                 609.69
                                                                                 666.73
                                                                                 692.39
                                                                                 677.30
                                                                                 636.01
                                                                                 663.57
                                                                                 737.58
                                                                                 751.99
                                                                                 834.01
                                                                                 821.36
                                                                                 921.55
2/97                                                                             850.46
                                                                                 797.06
                                                                                 874.74
                                                                                 958.85
                                                                                 957.30
                                                                                1107.03
                                                                                1074.17
                                                                                1097.17
                                                                                1019.62
                                                                                1050.51
                                                                                 990.80
                                                                                1071.13
                                                                                1194.13
                                                                                1220.66
                                                                                1248.12
                                                                                1192.07
                                                                                1337.34
                                                                                1377.26
                                                                                1140.34
                                                                                1345.48
                                                                                1400.52
                                                                                1557.96
                                                                                1836.01
                                                                                2127.19
2/99                                                                            1925.28
                                                                                2106.39
                                                                                2136.39
                                                                                2089.70
                                                                                2296.77
                                                                                2270.93
                                                                                2396.87
                                                                                2407.90
                                                                                2637.44
                                                                                2966.71
                                                                                3707.83
                                                                                3570.05
                                                                                4266.94
                                                                                4397.84
                                                                                3773.18
                                                                                3324.08
                                                                                3763.79
                                                                                3609.35
                                                                                4077.59
                                                                                3570.61
                                                                                3282.30
                                                                                2506.54
                                                                                2341.70
                                                                                2593.00
2/01                                                                            1908.32
                                                                                1573.25
                                                                                1855.15
                                                                                1799.89
                                                                                1830.19
                                                                                1683.61
                                                                                1469.70
                                                                                1168.37
                                                                                1364.78
                                                                                1596.05
                                                                                1577.05
                                                                                1550.17
                                                                                1359.22
                                                                                1452.81
                                                                                1277.07
                                                                                1208.34
                                                                                1051.41
                                                                                 962.11
                                                                                 942.38
                                                                                 832.52
                                                                                 989.54
                                                                                1116.10
                                                                                 984.36
                                                                                 983.05
2/03                                                                            1009.74
3/31/03                                                                         1018.66
4/30/03                                                                         1106.06
5/30/03                                                                         1197.89
8/1/03                                                                          1264.34
8/21/03                                                                         1314.65

Source: Bloomberg L.P.

LICENSE AGREEMENT

We have entered into a non-exclusive license agreement with Nasdaq, which grants us a license in exchange for a fee to use the Nasdaq-100 Index in connection with the issuance of certain securities, including the Nasdaq-100 Notes.

The Nasdaq-100 Notes are not sponsored, endorsed, sold or promoted by The Nasdaq Stock Market, Inc. (including its affiliates, "Nasdaq"). Nasdaq has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Nasdaq-100 Notes. Nasdaq makes no representation or warranty, express or implied, to the holders of the Nasdaq-100 Notes or any member of the public regarding the advisability of investing in securities generally or in the Nasdaq-100 Notes particularly, or the ability of the Nasdaq-100 Index to track general stock market performance. Nasdaq's only relationship to UBS is in the licensing of the Nasdaq-100(R), Nasdaq-100 Index(R), and Nasdaq(R) trademarks or service marks, and certain trade names of Nasdaq and the use of the Nasdaq-100 Index which is determined, composed and calculated by Nasdaq without regard to UBS or the Nasdaq-100 Notes. Nasdaq has no obligation to take the needs of UBS or the holders of the Notes into consideration in determining, composing or calculating the Nasdaq-100 Index. Nasdaq is not responsible for and has not participated in the determination of the timing of, prices or

THE INDICES
--------------------------------------------------------------------------------

quantities of the Nasdaq-100 Notes to be issued or in the determination or calculation of the equation by which the Nasdaq-100 Notes are to be converted into cash. Nasdaq has no liability in connection with the administration, marketing or trading of the Nasdaq-100 Notes.

NASDAQ DOES NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX OR ANY DATA INCLUDED THEREIN. NASDAQ MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY UBS, HOLDERS OF THE NASDAQ-100 NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX OR ANY DATA INCLUDED THEREIN. NASDAQ MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL NASDAQ HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE NIKKEI 225 INDEX

All information in this prospectus supplement regarding the Nikkei 225 Index, including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information. Such information reflects the policies of, and is subject to change by Nihon Keizai Shimbun, Inc. or any of its affiliates ("NKS"). NKS owns the copyright and all other rights to the Nikkei 225 Index. NKS has no obligation to continue to publish, and may discontinue publication of, the Nikkei 225 Index. We do not assume any responsibility for the accuracy or completeness of such information. Historical performance of the Nikkei 225 Index is not an indication of future performance. Future performance of the Nikkei 225 Index may differ significantly from historical performance, either positively or negatively.

The Nikkei 225 Index is a stock index calculated, published and disseminated by NKS that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index is currently based on 225 underlying stocks trading on the Tokyo Stock Exchange (the "TSE"), and represents a broad cross-section of Japanese industry. All 225 index stocks are stocks listed in the First Section of the TSE. Domestic stocks admitted to the TSE are assigned either to the First Section, Second Section or Mothers Section. Stocks listed in the First Section are among the most actively traded stocks on the TSE. At the end of each business year, the TSE examines each First Section stock to determine whether it continues to meet the criteria for inclusion in the First Section and each Second Section stock to determine whether it may qualify for inclusion in the First Section. Futures and options contracts on the Nikkei 225 Index are traded on the Singapore Exchange Ltd., the Osaka Securities Exchange Co., Ltd. and the Chicago Mercantile Exchange Inc.

The Nikkei 225 Index is a modified, price-weighted index. Each stock's weight in the index is based on its price per share rather than the total market capitalization of the issuer. NKS calculates the Nikkei 225 Index by multiplying the per-share price of each Index Constituent Stock in the Nikkei 225 Index (each such stock, a "Nikkei Index Stock") by the corresponding weighting factor for that Index Constituent Stock, calculating the sum of all these products and dividing that sum by a divisor. The divisor, initially set in 1949 at 225, was
22.707 as of August 1, 2003 and is subject to periodic adjustments as described below. The weighting factor for each Nikkei Index Stock is computed by dividing 50 Japanese yen by the par value of that stock, so that the share price of each Nikkei Index Stock when multiplied by its weighting factor corresponds to a share price based on a uniform par value of 50 Japanese yen. Each weighting factor represents the number of shares of the related Nikkei Index Stock that are included in one trading unit of the Nikkei 225 Index. The stock

THE INDICES
--------------------------------------------------------------------------------

prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the Nikkei Index Stocks, which is currently the TSE. The level of the Nikkei 225 Index is calculated once per minute during TSE trading hours.

In order to maintain continuity in the level of the Nikkei 225 Index in the event of certain changes affecting the Nikkei Index Stocks, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits or distributions of assets to stockholders, the divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any change or discontinuity in the level of the Nikkei 225 Index. The divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of each change affecting any Nikkei Index Stock, the divisor is adjusted in such a way that the sum of all share prices immediately after the change multiplied by the applicable weighting factor and divided by the new divisor, the level of the Nikkei 225 Index immediately after the change, will equal the level of the Nikkei 225 Index immediately prior to the change.

Nikkei Index Stocks may be deleted or added by NKS. However, to maintain continuity in the Nikkei 225 Index, the policy of NKS is generally not to alter the composition of the Nikkei Index Stocks except when a Nikkei Index Stock is deleted in accordance with the following criteria. Any Nikkei Index Stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Nikkei Index Stocks: bankruptcy of the issuer; merger of the issuer into, or acquisition of the issuer by, another company; delisting of the stock because of excess debt of the issuer or because of any other reason; transfer of the Nikkei Index Stock to the "Kanri Post" (Post for stocks under supervision); transfer of the stock to the "Seiri Post" (the Liquidation Post); or transfer of the Nikkei Index Stock to the Second Section of the TSE. In addition, Nikkei Index Stocks with relatively low liquidity, based on trading volume and price fluctuation over the past five years, may be deleted by NKS. Upon deletion of a Nikkei Index Stock from the Nikkei Index Stocks, NKS will select, in accordance with certain criteria established by it, a replacement for the deleted Nikkei Index Stock. Until such replacement, the Nikkei 225 Index will be calculated with the Nikkei Index Stocks less the deleted Nikkei Index Stock.

A list of the issuers of the Nikkei Index Stocks is available from the NKS Economic Electronic Databank System and from NKS directly. NKS may delete, add or substitute any stock underlying the index.

THE TOKYO STOCK EXCHANGE

The TSE is one of the world's largest securities exchanges in terms of market capitalization. Trading hours for TSE-listed stocks are currently from 9:00 a.m. to 11:00 a.m. and from 12:30 p.m. to 3:00 p.m., Tokyo time, Monday through Friday.

Due to time zone differences, on any normal trading day the TSE will close before the opening of business in New York City on the same calendar day. Therefore, the closing level of the Nikkei 225 Index on any particular business day will generally be available in the United States by the opening of business on that business day.

The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a "special bid quote" or a "special offer quote" for that stock at a specified higher or lower price level than the stock's last sale price in order to solicit counter-orders and balance supply and demand for

THE INDICES
--------------------------------------------------------------------------------

the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the Nikkei 225 Index may be limited by price limitations, special quotes or by suspension of trading on Nikkei Index Stocks, and these limitations may, in turn, adversely affect the value of the Nikkei Notes.

HISTORICAL CLOSING LEVELS OF THE NIKKEI 225 INDEX

The Nikkei 225 Index starting level is 10,362.69, which is the closing level of the Nikkei 225 Index on the trade date. The following graph sets forth the historical performance of the Nikkei 225 Index from January 1, 1987 through August 21, 2003.
[Nikkei 225 Index GRAPH]

                                                                               NKY INDEX
                                                                               ---------
1/30/1987                                                                      20048.30
2/27/1987                                                                      20421.70
3/31/1987                                                                      21566.70
4/30/1987                                                                      23274.80
5/29/1987                                                                      24772.40
6/30/1987                                                                      24176.40
7/31/1987                                                                      24488.10
8/31/1987                                                                      26029.20
9/30/1987                                                                      26010.90
10/30/1987                                                                     22765.00
11/30/1987                                                                     22686.80
12/31/1987                                                                     21564.00
1/29/1988                                                                      23622.30
2/29/1988                                                                      25242.80
3/31/1988                                                                      26260.30
4/29/1988                                                                      27434.10
5/31/1988                                                                      27416.70
6/30/1988                                                                      27769.40
7/29/1988                                                                      27911.60
8/31/1988                                                                      27365.90
9/30/1988                                                                      27923.70
10/31/1988                                                                     27982.50
11/30/1988                                                                     29578.90
12/30/1988                                                                     30159.00
1/31/1989                                                                      31581.30
2/28/1989                                                                      31985.60
3/31/1989                                                                      32838.70
4/28/1989                                                                      33713.40
5/31/1989                                                                      34266.80
6/30/1989                                                                      32948.70
7/31/1989                                                                      34953.90
8/31/1989                                                                      34431.20
9/29/1989                                                                      35636.80
10/31/1989                                                                     35549.40
11/30/1989                                                                     37268.80
12/29/1989                                                                     38915.90
1/31/1990                                                                      37188.90
2/28/1990                                                                      34592.00
3/30/1990                                                                      29980.40
4/30/1990                                                                      29584.80
5/31/1990                                                                      33130.80
6/29/1990                                                                      31940.20
7/31/1990                                                                      31035.70
8/31/1990                                                                      25978.40
9/28/1990                                                                      20983.50
10/31/1990                                                                     25194.10
11/30/1990                                                                     22454.60
12/31/1990                                                                     23848.70
1/31/1991                                                                      23293.10
2/28/1991                                                                      26409.20
3/29/1991                                                                      26292.00
4/30/1991                                                                      26111.30
5/31/1991                                                                      25789.60
6/28/1991                                                                      23291.00
7/31/1991                                                                      24120.80
8/30/1991                                                                      22335.90
9/30/1991                                                                      23916.40
10/31/1991                                                                     25222.30
11/29/1991                                                                     22687.30
12/31/1991                                                                     22983.80
1/31/1992                                                                      22023.10
2/28/1992                                                                      21338.80
3/31/1992                                                                      19345.90
4/30/1992                                                                      17390.70
5/29/1992                                                                      18347.80
6/30/1992                                                                      15951.70
7/31/1992                                                                      15910.30
8/31/1992                                                                      18061.10
9/30/1992                                                                      17399.10
10/30/1992                                                                     16767.40
11/30/1992                                                                     17683.70
12/31/1992                                                                     16924.90
1/29/1993                                                                      17023.80
2/26/1993                                                                      16953.30
3/31/1993                                                                      18591.40
4/30/1993                                                                      20919.20
5/31/1993                                                                      20552.30
6/30/1993                                                                      19590.00
7/30/1993                                                                      20380.10
8/31/1993                                                                      21026.60
9/30/1993                                                                      20105.70
10/29/1993                                                                     19703.00
11/30/1993                                                                     16406.50
12/31/1993                                                                     17417.20
1/31/1994                                                                      20229.10
2/28/1994                                                                      19997.20
3/31/1994                                                                      19111.90
4/29/1994                                                                      19725.30
5/31/1994                                                                      20973.60
6/30/1994                                                                      20643.90
7/29/1994                                                                      20449.40
8/31/1994                                                                      20628.50
9/30/1994                                                                      19563.80
10/31/1994                                                                     19989.60
11/30/1994                                                                     19075.60
12/30/1994                                                                     19723.10
1/31/1995                                                                      18649.80
2/28/1995                                                                      17053.40
3/31/1995                                                                      16140.00
4/28/1995                                                                      16806.80
5/31/1995                                                                      15436.80
6/30/1995                                                                      14517.40
7/31/1995                                                                      16677.50
8/31/1995                                                                      18117.20
9/29/1995                                                                      17913.10
10/31/1995                                                                     17654.60
11/30/1995                                                                     18744.40
12/29/1995                                                                     19868.20
1/31/1996                                                                      20812.70
2/29/1996                                                                      20125.40
3/29/1996                                                                      21406.80
4/30/1996                                                                      22041.30
5/31/1996                                                                      21956.20
6/28/1996                                                                      22530.80
7/31/1996                                                                      20692.80
8/30/1996                                                                      20166.90
9/30/1996                                                                      21556.40
10/31/1996                                                                     20466.90
11/29/1996                                                                     21020.40
12/31/1996                                                                     19361.30
1/31/1997                                                                      18330.00
2/28/1997                                                                      18557.00
3/31/1997                                                                      18003.40
4/30/1997                                                                      19151.10
5/30/1997                                                                      20068.80
6/30/1997                                                                      20605.00
7/31/1997                                                                      20331.40
8/29/1997                                                                      18229.40
9/30/1997                                                                      17887.70
10/31/1997                                                                     16458.90
11/28/1997                                                                     16636.30
12/31/1997                                                                     15258.70
1/30/1998                                                                      16628.50
2/27/1998                                                                      16831.70
3/31/1998                                                                      16527.20
4/30/1998                                                                      15641.30
5/29/1998                                                                      15670.80
6/30/1998                                                                      15830.30
7/31/1998                                                                      16379.00
8/31/1998                                                                      14107.90
9/30/1998                                                                      13406.40
10/30/1998                                                                     13564.50
11/30/1998                                                                     14883.70
12/31/1998                                                                     13842.20
1/29/1999                                                                      14499.30
2/26/1999                                                                      14367.50
3/31/1999                                                                      15836.60
4/30/1999                                                                      16701.50
5/31/1999                                                                      16111.70
6/30/1999                                                                      17529.70
7/30/1999                                                                      17861.90
8/31/1999                                                                      17436.60
9/30/1999                                                                      17605.50
10/29/1999                                                                     17942.10
11/30/1999                                                                     18558.20
12/31/1999                                                                     18934.30
1/31/2000                                                                      19539.70
2/29/2000                                                                      19959.50
3/31/2000                                                                      20337.30
4/28/2000                                                                      17973.70
5/31/2000                                                                      16332.50
6/30/2000                                                                      17411.10
7/31/2000                                                                      15727.50
8/31/2000                                                                      16861.30
9/29/2000                                                                      15747.30
10/31/2000                                                                     14539.60
11/30/2000                                                                     14648.50
12/29/2000                                                                     13785.70
1/31/2001                                                                      13843.50
2/28/2001                                                                      12883.50
3/30/2001                                                                      12999.70
4/30/2001                                                                      13934.30
5/31/2001                                                                      13262.10
6/29/2001                                                                      12969.00
7/31/2001                                                                      11860.80
8/31/2001                                                                      10713.50
9/28/2001                                                                       9774.68
10/31/2001                                                                     10366.30
11/30/2001                                                                     10697.40
12/31/2001                                                                     10542.60
1/31/2002                                                                       9997.80
2/28/2002                                                                      10587.80
3/29/2002                                                                      11024.90
4/30/2002                                                                      11492.50
5/31/2002                                                                      11763.70
6/28/2002                                                                      10621.80
7/31/2002                                                                       9877.94
8/30/2002                                                                       9619.30
9/30/2002                                                                       9383.29
10/31/2002                                                                      8640.48
11/29/2002                                                                      9215.56
12/31/2002                                                                      8578.95
1/31/2003                                                                       8339.94
2/28/2003                                                                       8363.04
3/31/2003                                                                       7972.71
4/30/2003                                                                       7831.42
5/30/2003                                                                       8424.51
6/30/2003                                                                       9083.11
8/1/2003                                                                        9611.67
8/21/2003                                                                      10362.70

Source: Bloomberg L.P.

LICENSE AGREEMENT

We have entered into a non-exclusive license agreement with NKS, which allows us and our affiliates, in exchange for a fee, to use the Nikkei 225 Index in connection with the issuance of certain securities, including the Nikkei Notes. We are not affiliated with NKS; the only relationship between NKS and us is the licensing of the use of the Nikkei 225 Index and trademarks relating to the Nikkei 225 Index.

NKS is under no obligation to continue the calculation and dissemination of the Nikkei 225 Index. The Nikkei Notes are not sponsored, endorsed, sold or promoted by NKS. No inference should be drawn from the information contained in this prospectus supplement that NKS makes any representation or warranty, implied or express, to us, any holder of the Nikkei Notes or any member of the public regarding the advisability of investing in securities generally or in the Nikkei Notes in particular or the ability of the Nikkei 225 Index to track general stock market performance.

THE INDICES
--------------------------------------------------------------------------------

NKS determines, composes and calculates the Nikkei 225 Index without regard of the Nikkei Notes. NKS has no obligation to take into account your interest, or that of anyone else having an interest, in the Nikkei Notes in determining, composing or calculating the Nikkei 225 Index. NKS is not responsible for, and has not participated in the determination of, the terms, prices or amount of the Nikkei Notes and will not be responsible for, or participate in, any determination or calculation regarding the principal amount of the Nikkei Notes payable at maturity. NKS has no obligation or liability in connection with the administration, marketing or trading of the Nikkei Notes.

NKS disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Nikkei 225 Index or the manner in which the Nikkei 225 Index is applied in determining any initial Nikkei 225 Index starting level or Nikkei 225 Index ending level or any amount payable upon maturity of the Nikkei Notes.

NKS DOES NOT GUARANTEE THE ACCURACY OR THE COMPLETENESS OF THE NIKKEI 225 INDEX OR ANY DATA INCLUDED IN THE NIKKEI 225 INDEX. NKS ASSUMES NO LIABILITY FOR ANY ERRORS OR OMISSIONS.

--------------------------------------------------------------------------------

VALUATION OF THE NOTES

AT MATURITY. Your cash payment at maturity for each series of Notes in which you invest is based on the Index Return for its applicable Index. If the Index Return is positive, the Index Return will be tripled, subject to the maximum gain for each series of Notes. For each series, the maximum gain for the Notes and the corresponding maximum payment for each $1,000 principal amount of the Notes will be as follows:

  -------------------------------------------------------------------------------------------------------------
                                                                                                      MAXIMUM
                                                                   INDEX STARTING    MAXIMUM GAIN    PAYMENT AT
       SERIES OF NOTES                UNDERLYING INDEX                 LEVEL         ON THE NOTES     MATURITY
  -------------------------------------------------------------------------------------------------------------
  S&P Notes                  S&P 500(R) Index                         1,003.27          15.75%       $1,157.50
  Nasdaq-100 Notes           Nasdaq-100 Index(R)                      1,314.65          20.50%       $1,205.00
  Nikkei Notes               Nikkei 225 Index(TM)                    10,362.69          18.75%       $1,187.50
  -------------------------------------------------------------------------------------------------------------

Each series of Notes is linked to a particular underlying Index, as indicated above, and is fully exposed to any decline in the level of that Index. A negative Index Return will reduce the cash payment at maturity for Notes linked to that Index. THE PERFORMANCE OF EACH SERIES OF NOTES WILL NOT DEPEND ON THE PERFORMANCE OF ANY OTHER INDEX OR SERIES OF NOTES. YOU WILL LOSE SOME OR ALL OF YOUR INVESTMENT IF THE INDEX LEVEL FOR YOUR SERIES OF NOTES DECLINES. The maximum gain on each series of Notes and the corresponding maximum payment at maturity for each $1,000 principal amount of the Notes vary from one series of the Notes to another.

For a description of how your payment at maturity will be calculated, see "What are the steps to calculate payment at maturity?" on page S-4 and "Specific Terms of the Notes--Payment at Maturity" on page S-28.

PRIOR TO MATURITY. You should understand that the market value of any series of Notes will be affected by several factors, many of which are beyond our control. We expect that generally the level of the applicable Index on any day will affect the market value of each series of the Notes more than any other single factor. Other factors that may influence the market value of each series of the Notes include supply and demand for that series of Notes, the volatility of its applicable Index, the level of interest rates and other economic conditions, as well as the perceived creditworthiness of UBS. See "Risk Factors" beginning on page S-11 for a discussion of the factors that may influence the market value of the Notes prior to maturity.

--------------------------------------------------------------------------------

SPECIFIC TERMS OF THE NOTES

In this section, references to "holders" mean those who own the Notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Notes should read the section entitled "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus.

We are offering three separate series of Enhanced Appreciation Securities. You may invest in one or more series of Notes offered by this prospectus supplement. The return on each series of Notes is linked to the performance of a different underlying index (each, an "Index"):

+  The S&P NOTES are linked to the S&P 500(R) Index

+  The NASDAQ-100 NOTES are linked to the Nasdaq-100 Index(R)

+  The NIKKEI NOTES are linked to the Nikkei 225 Index(TM)

The Notes are part of a series of debt securities entitled "Medium Term Notes, Series A" that we may issue under the indenture from time to time. This prospectus supplement summarizes specific financial and other terms that apply to the Notes. Terms that apply generally to all Medium Term Notes, Series A are described in "Description of Debt Securities We May Offer" in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling. Except as otherwise indicated, the terms described here apply generally to the S&P Notes, the Nasdaq-100 Notes and the Nikkei Notes.

Please note that the information about the price to the public and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Notes. If you have purchased the Notes in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Notes in more detail below. References to "applicable Index" mean the S&P 500(R) Index, the Nasdaq-100 Index(R), or the Nikkei 225 Index(TM), as applicable.

COUPON

We will not pay you interest during the term of the Notes.

DENOMINATION

We will offer the Notes in denominations of $1,000 and integral multiples thereof.

PAYMENT AT MATURITY

You will receive a cash payment at maturity for each series of Notes in which you invest based on the Index Return for its applicable Index. If the Index Return is positive, the Index Return will be tripled, subject to the maximum gain for each series of Notes. For each series, the maximum gain for the

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

Notes and the corresponding maximum payment for each $1,000 principal amount of the Notes will be as follows:

  ------------------------------------------------------------------------------------------------
                                                                                         MAXIMUM
                                                                        MAXIMUM GAIN    PAYMENT AT
         SERIES OF NOTES                   UNDERLYING INDEX             ON THE NOTES     MATURITY
  ------------------------------------------------------------------------------------------------
  S&P Notes                       S&P 500(R) Index                       15.75%         $1,157.50
  Nasdaq-100 Notes                Nasdaq-100 Index(R)                    20.50%         $1,205.00
  Nikkei Notes                    Nikkei 225 Index(TM)                   18.75%         $1,187.50
  ------------------------------------------------------------------------------------------------

Each series of Notes is linked to a particular underlying Index, as indicated above, and is fully exposed to any decline in the level of that Index. A negative Index Return will reduce the cash payment at maturity for Notes linked to that Index. THE PERFORMANCE OF EACH SERIES OF NOTES WILL NOT DEPEND ON THE PERFORMANCE OF ANY OTHER INDEX OR SERIES OF NOTES. YOU WILL LOSE SOME OR ALL OF YOUR INVESTMENT IF THE INDEX LEVEL FOR YOUR SERIES OF NOTES DECLINES. The maximum gain on each series of Notes and the corresponding maximum payment at maturity for each $1,000 principal amount of the Notes vary from one series of the Notes to another.

For each $1,000 principal amount of the Notes, we will pay you in cash an amount equal to $1,000 plus the Adjusted Index Return of the applicable Index multiplied by $1,000.

The "Index Return" for a particular Index is the difference between the closing level of that Index on the trade date and on the final valuation date, expressed as a percentage and calculated as follows:

    Index Return  =    Index ending level - Index starting level
                       -----------------------------------------
                                 Index starting level

where the "Index starting level" is the closing level of the applicable Index on the trade date and the "Index ending level" is the closing level of that applicable Index on the final valuation date.

The "Adjusted Index Return" of a particular Index is based on the Index Return for that Index, which may be positive or negative. If an Index Return is positive, it will be tripled in order to calculate the applicable Adjusted Index Return, subject to the maximum gain for the series of Notes linked to that Index. If the Index Return is zero or negative, the Adjusted Index Return will be equal to the Index Return.

The payment at maturity for each series of Notes will be calculated as follows:

     Payment at maturity = principal amount of the Note + (principal amount of the Note x applicable Adjusted Index Return)

See "What are the steps to calculate payment at maturity?" on page S-4.

MATURITY DATE

The maturity date for each series of Notes will be November 30, 2004, unless that day is not a business day, in which case the maturity date will be the next following business day. If the fifth business day before this applicable day does not qualify as the final valuation date with respect to a particular series of Notes as determined in accordance with "--Final Valuation Date" below, then the maturity date for that series of Notes will be the fifth business day following such final valuation date. The calculation agent may postpone the final valuation date for a series of Notes--and therefore the maturity date for that series of Notes--if a market disruption event occurs or is continuing with respect to that series of Notes on a day that would otherwise be the final valuation date for that series of Notes. We describe market disruption events under "--Market Disruption Event" below.

The postponement of the maturity date for one series of the Notes will not affect the maturity date for any other series of the Notes.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

FINAL VALUATION DATE

The final valuation date for each series of Notes will be November 22, 2004, unless the calculation agent determines that a market disruption event occurs or is continuing with respect to a particular series of Notes on that day. In that event, the final valuation date for that series of Notes will be the first following calendar day on which the calculation agent determines that a market disruption event does not occur and is not continuing with respect to that series of Notes. In no event, however, will the final valuation date for any series of Notes be postponed by more than 10 business days.

The postponement of the final valuation date for one series of the Notes will not affect the final valuation date for any other series of the Notes.

MARKET DISRUPTION EVENT

The calculation agent will determine the applicable Index ending level for each series of Notes on the applicable final valuation date. As described above, the final valuation date for any series of Notes may be postponed, and thus the determination of the Index ending level for that series of Notes may be postponed if the calculation agent determines that, on the final valuation date for a series of Notes, a market disruption event has occurred or is continuing for any series of Notes. If such a postponement occurs, the calculation agent will use the closing level of the applicable Index on the first calendar day on which no market disruption event occurs or is continuing with respect to that series of Notes. In no event, however, will the determination of the Index ending level for any series of Notes be postponed by more than ten business days.

If the determination of the Index ending level for a series of Notes is postponed to the last possible day, but a market disruption event occurs or is continuing on that day with respect to that series of Notes, that day will nevertheless be the date on which the Index ending level for that series of Notes will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Index ending level for that series of Notes that would have prevailed in the absence of the market disruption event.

Any of the following will be a market disruption event with regard to a particular series of Notes:

+ a suspension, absence or material limitation of trading in a material number of Index Constituent Stocks for more than two hours or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion

+ a suspension, absence or material limitation of trading in option or futures contracts relating to the applicable Index or a material number of Index Constituent Stocks in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion

+ the applicable Index is not published, as determined by the calculation agent in its sole discretion

+ in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to that series of Notes that we or our affiliates have effected or may effect as described below under "Use of Proceeds and Hedging."

The following events will not be market disruption events:

+ a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market

+ a decision to permanently discontinue trading in the option or futures contracts relating to an Index or any Index Constituent Stocks.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

For this purpose, an "absence of trading" in the primary securities market on which option or futures contracts related to the applicable Index or any Index Constituent Stocks are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

A market disruption event for one series of the Notes will not necessarily be a market disruption event for any other series of the Notes.

REDEMPTION PRICE UPON OPTIONAL TAX REDEMPTION

We have the right to redeem each series of the Notes in the circumstances described under "Description of Debt Securities We May Offer--Optional Tax Redemption" in the accompanying prospectus. If we exercise this right, the redemption price of the applicable series of Notes will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

DEFAULT AMOUNT ON ACCELERATION

If an event of default occurs and the maturity of the Notes is accelerated, we will pay the default amount in respect of the principal of your Notes at maturity. We describe the default amount below under "--Default Amount."

For the purpose of determining whether the holders of our Series A medium-term notes, of which the Notes are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Notes as the outstanding principal amount of that note. Although the terms of the Notes may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Notes. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Debt Securities We May Offer--Default, Remedies and Waiver of Default" and "--Modification and Waiver of Covenants."

DEFAULT AMOUNT
The default amount for any series of the Notes on any day will be an amount, in U.S. dollars for the principal of that series of the Notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to that series of the Notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to that series of the Notes. That cost will equal:

+ the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

+ the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of that series of Notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for any series of the Notes, which we describe below, the holders of that series of the Notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount for that series of Notes.

DEFAULT QUOTATION PERIOD
The default quotation period for a series of Notes is the period beginning on the day the default amount for that series of Notes first becomes due and ending on the third business day after that day, unless:

+  no quotation of the kind referred to above is obtained, or

+ every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period for a series of Notes will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period for that series of Notes will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period for a series of Notes and the subsequent two business days objection period have not ended before the final valuation date for that series of Notes, then the default amount will equal the principal amount of that series of the Notes.

QUALIFIED FINANCIAL INSTITUTIONS
For the purpose of determining the default amount for any series of the Notes at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

+ A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

+ P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

DISCONTINUANCE OF OR ADJUSTMENTS TO THE INDICES; ALTERATION OF METHOD OF CALCULATION

If S&P, Nasdaq or NKS discontinue publication of their respective Indices and they or any other person or entity publish a substitute index that the calculation agent determines is comparable to the applicable Index and approves as a successor Index thereto, then the calculation agent will determine the applicable Index Return, Index starting level, Index ending level and amount payable at maturity with respect to the applicable series of Notes by reference to such successor Index.

If the calculation agent determines that the publication of an Index is discontinued and that there is no successor Index thereto on any date when the value of that Index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks or index and a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the applicable Index.

If the calculation agent determines that the securities included in an Index or the method of calculating that Index has been changed at any time in any respect--including any addition, deletion or substitution and any reweighting or rebalancing of the applicable Index Constituent Stocks and

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

whether the change is made by S&P, Nasdaq or NKS under their existing policies or following a modification of those policies, is due to the publication of a successor Index for that Index, is due to events affecting one or more of the applicable Index Constituent Stocks or their issuers or is due to any other reason--that causes that Index not to fairly represent the value of that Index had such changes not been made or that otherwise affects the calculation of the Index Return, Index starting level, Index ending level or amount payable at maturity with respect to any series of the Notes, then the calculation agent may make adjustments in this method of calculating the applicable Index with respect to the applicable series of Notes that it believes are appropriate to ensure that the Index Return used to determine the amount payable on the maturity date for that series of Notes is equitable. All determinations and adjustments to be made by the calculation agent with respect to any Index Return, Index starting level, Index ending level, amount payable at maturity or otherwise relating to the level of any Index may be made by the calculation agent in its sole discretion.

MANNER OF PAYMENT AND DELIVERY

Any payment on or delivery of the Notes at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

BUSINESS DAY

When we refer to a business day with respect to the Notes, we mean any day that is a business day of the kind described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus.

MODIFIED BUSINESS DAY

As described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus, any payment on the Notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under "--Maturity Date" and "--Final Valuation Date" above.

ROLE OF CALCULATION AGENT

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Notes without notice. The calculation agent will make all determinations regarding the value of the Notes at maturity, market disruption events, business days, default amounts, Index Returns, Index starting levels, Index ending levels and the amount payable in respect of your Notes. Such determinations with respect to any series of Notes will not affect the terms of any other series of Notes. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

BOOKING BRANCH

The Notes will be booked through UBS AG, Jersey Branch.

--------------------------------------------------------------------------------

USE OF PROCEEDS AND HEDGING

We will use the net proceeds we receive from the sale of the Notes for the purposes we describe in the attached prospectus under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Notes as described below.

In anticipation of the sale of the Notes, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to any of the Indices and/or listed and/or over-the-counter options or futures on Index Constituent Stocks or listed and/or over-the-counter options, futures or exchange-traded funds on any of the Indices prior to or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

+ acquire or dispose of long or short positions of securities of issuers of the Index Constituent Stocks,

+ acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of any of the Indices or the value of the Index Constituent Stocks,

+ acquire or dispose of long or short positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market indices or stocks, or

+  any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to any series of the Notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out any of our or their hedges on or before the final valuation date for any series of the Notes. That step may involve sales or purchases of the Index Constituent Stocks, listed or over-the-counter options or futures on Index Constituent Stocks or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of any of the Indices or indices designed to track the performance of any of the Indices or other components of the U.S. or Japanese equity markets, as applicable.

The hedging activity discussed above may adversely affect the market value of the Notes from time to time. See "Risk Factors" on page S-11 for a discussion of these adverse effects.

--------------------------------------------------------------------------------

CAPITALIZATION OF UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Accounting Standards and translated into U.S. dollars.

AS OF JUNE 30, 2003 (UNAUDITED)                                 CHF       USD
-------------------------------------------------------------------------------
                                                                (IN MILLIONS)
Debt

  Debt issued(1)............................................  146,141   108,037
                                                              -------   -------
  Total Debt................................................  146,141   108,037
Minority Interest(2)........................................    3,953     2,922
Shareholders' Equity........................................   36,692    27,125
                                                              -------   -------
Total capitalization........................................  186,786   138,085
                                                              =======   =======

---------------
(1) Includes Money Market Paper and Medium Term Notes as per Balance Sheet position.

(2)  Includes Trust preferred securities.

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.73927.

--------------------------------------------------------------------------------

SUPPLEMENTAL TAX CONSIDERATIONS

The following is a general description of certain United States federal and Swiss tax considerations relating to the Notes. It does not purport to be a complete analysis of all tax considerations relating to the Notes. Prospective purchasers of the Notes should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Switzerland and the United States of acquiring, holding and disposing of the Notes and receiving payments of interest, principal and/or other amounts under the Notes. This summary is based upon the law as in effect on the date of this prospectus supplement and is subject to any change in law that may take effect after such date.

SUPPLEMENTAL U.S. TAX CONSIDERATIONS

The discussion below supplements the discussion under "U.S. Tax Considerations" in the attached prospectus and is subject to the limitations and exceptions set forth therein. Except as otherwise noted under "Non-United States Holders" below, this discussion is only applicable to you if you are a United States holder (as defined in the accompanying prospectus).

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat the Notes as a pre-paid cash-settled forward contract with respect to the applicable Index Constituent Stocks and the terms of the Notes require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat the Notes for all tax purposes in accordance with such characterization. If the Notes are so treated, you will recognize capital gain or loss upon the sale or maturity of your Notes in an amount equal to the difference between the amount you receive at such time and your tax basis in the Notes. In general, your tax basis in your Notes will be equal to the price you paid for it. Capital gain of a noncorporate United States holder is generally taxed at a maximum rate of 15% where the property is held more than one year.

Alternative Treatments. In the opinion of our counsel, Sullivan & Cromwell LLP, it would also be reasonable to treat the Notes as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Notes are so treated, you would be required to accrue interest income over the term of your Notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Notes. You would recognize gain or loss upon the sale or maturity of your Notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Notes. In general, your adjusted basis in your Notes would be equal to the amount you paid for your Notes, increased by the amount of interest you previously accrued with respect to your Notes. Any gain you recognize upon the sale, redemption or maturity of your Notes would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Notes, and thereafter, would be capital loss.

If the Notes are treated as a contingent debt instrument and you purchase your Notes in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of the Notes, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Notes in the secondary market, you should consult your tax adviser as to the possible application of such rules to you.

Because of the absence of authority regarding the appropriate tax characterization of your Notes, it is possible that the Internal Revenue Service could seek to characterize your Notes in a manner that results in tax consequences to you that are different from those described above. For example, the

SUPPLEMENTAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

Internal Revenue Service could characterize your Notes in part as a "non-equity option" that is subject to special "mark-to-market" rules under Section 1256 of the Internal Revenue Code. You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your Notes for U.S. federal income tax purposes.

Non-United States Holders. If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your Notes but you will be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Notes unless you comply with certain certification and identification requirements as to your foreign status.

SUPPLEMENTAL TAX CONSIDERATIONS UNDER THE LAWS OF SWITZERLAND

TAX ON PRINCIPAL
Under present Swiss law, repayment of principal of the Notes by us is not subject to Swiss withholding tax (Swiss Anticipatory Tax), and payments to holders of the Notes who are non-residents of Switzerland and who during the taxable year have not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income tax.

GAINS ON SALE OR REDEMPTION
Under present Swiss law, a holder of the Notes who is a non-resident of Switzerland and who during the taxable year has not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income or other tax on gains realized during the year on the sale or redemption of a Note.

STAMP, ISSUE AND OTHER TAXES
There is no tax liability in Switzerland in connection with the issue and redemption of the Notes. However, the Notes sold through a bank or other dealer resident in Switzerland or Liechtenstein are subject to Turnover Tax.

RESIDENTS OF SWITZERLAND
If you are a Swiss resident investor and hold the Notes in your private property, you may treat any gain or loss realized upon the sale, redemption or repayment of the Notes as a tax-free capital gain or a non-deductible loss, respectively, provided, however, that you may have to report any element of adjustment for stock dividends or extraordinary dividends on the applicable Index included in the payment received from us at maturity as taxable investment income. If you are qualified as a professional dealer of securities for Swiss income tax purposes, you will have to include in taxable income capital gains and may deduct capital losses realized upon the sale, redemption or repayment of the Notes. If you are a Swiss resident investor holding the Notes in your business property or a foreign resident investor who holds the Notes through a permanent establishment within Switzerland, you must include income received and gains or losses realized in respect of the Notes in your taxable net income.

--------------------------------------------------------------------------------

ERISA CONSIDERATIONS

We, UBS Securities LLC (formerly known as UBS Warburg LLC), UBS Financial Services Inc. (formerly known as UBS PaineWebber Inc.) and other of our affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account that is subject to the Code ("Plan"). The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or
Section 4975 of the Code ("Fiduciary") would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Notes on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. Upon purchasing the Notes, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Notes is eligible for relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23. The discussion above supplements the discussion under "ERISA Considerations" in the attached prospectus.

--------------------------------------------------------------------------------

SUPPLEMENTAL PLAN OF DISTRIBUTION

UBS has agreed to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. have agreed to purchase from UBS the aggregate principal amount of each series of the Notes specified on the front cover of this prospectus supplement. The Notes will be issued pursuant to a distribution agreement substantially in the form attached as an exhibit to the registration statement of which the accompanying prospectus forms a part. UBS Securities LLC and UBS Financial Services Inc. intend to resell the offered Notes at the original issue price applicable to each series of the offered Notes to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell Notes to securities dealers at a discount of up to 1.25% from the original issue price applicable to the offered Notes. In the future, we or our affiliates may repurchase and resell the offered Notes in market-making transactions. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution" in the attached prospectus.

UBS may use this prospectus supplement and accompanying prospectus in the initial sale of any Notes. In addition, UBS, UBS Securities LLC, or any other affiliate of UBS may use this prospectus supplement and accompanying prospectus in a market-making transaction for any Notes after their initial sale. In connection with this offering, UBS, UBS Securities LLC, UBS Financial Services Inc., any other affiliate of UBS or any other securities dealers may distribute this prospectus supplement and accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

---------------------------------------------

PROSPECTUS SUPPLEMENT

Prospectus Supplement Summary.........   S-1
Risk Factors..........................  S-11
The Indices...........................  S-18
Valuation of the Notes................  S-27
Specific Terms of the Notes...........  S-28
Use of Proceeds and Hedging...........  S-34
Capitalization of UBS.................  S-35
Supplemental Tax Considerations.......  S-36
ERISA Considerations..................  S-38
Supplemental Plan of Distribution.....  S-39

PROSPECTUS
Introduction..........................     3
Cautionary Note Regarding Forward-
  Looking Information.................     5
Incorporation of Information About UBS
  AG..................................     7
Where You Can Find More Information...     7
Presentation of Financial
  Information.........................     8
Limitations on Enforcement of U.S.
  Laws Against UBS AG, Its Management
  and Others..........................     9
Capitalization of UBS.................     9
UBS...................................    10
Use of Proceeds.......................    12
Description of Debt Securities We May
  Offer...............................    13
Description of Warrants We May Offer..    35
Legal Ownership and Book-Entry
  Issuance............................    52
Considerations Relating to Indexed
  Securities..........................    58
Considerations Relating to Securities
  Denominated or Payable in or Linked
  to a Non-U.S. Dollar Currency.......    61
U.S. Tax Considerations...............    64
Tax Considerations Under the Laws of
  Switzerland.........................    75
ERISA Considerations..................    77
Plan of Distribution..................    78
Validity of the Securities............    81
Experts...............................    81

[UBS LOGO]

ENHANCED
APPRECIATION
SECURITIES

UBS AG $9,000,000 NOTES
LINKED TO THE S&P 500(R) INDEX
DUE NOVEMBER 30, 2004

UBS AG $2,000,000 NOTES
LINKED TO THE NASDAQ-100 INDEX(R)
DUE NOVEMBER 30, 2004

UBS AG $5,000,000 NOTES
LINKED TO THE NIKKEI 225 INDEX(TM)
DUE NOVEMBER 30, 2004

PROSPECTUS SUPPLEMENT

AUGUST 21, 2003
(TO PROSPECTUS DATED FEBRUARY 27, 2003)

UBS INVESTMENT BANK
UBS FINANCIAL SERVICES INC.